SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):

                  September 26, 1994 (September 9, 1994)


                               C-TEC CORPORATION

(Exact name of registrant as specified in its charter)

   Pennsylvania                     0-11053                232093008

(State or other jurisdiction    (Commission               (IRS Employer
 of incorporation)               File Number)           Identification No.)


      105 Carnegie Center, Princeton, NJ                08540
      (Address of principal executive offices)         (zip code)


Registrant's telephone number, including area code       (609)734-3700




46 Public Square, P.O. Box 3000, Wilkes-Barre, PA  18703-3000
        (Former name or former address, if changed since last report).

ITEM 2. Acquisition or Disposition of Assets



                On September 9, 1994, C-TEC Corporation completed the sale of its cellular properties and business to an affiliate of Independent Cellular


Network, Inc. for $182.5 million subject to certain adjustments, estimated to be approximately $7 million to be made within ninety days after closing.

                The proceeds from the disposition were received in cash, subject to certain escrow reserves and holdbacks.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (b)     Pro Forma Financial Information

                The following unaudited Pro Forma Condensed Consolidated

Balance Sheet as of June 30, 1994 gives effect to the sale as though it had occurred on June 30, 1994. The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended
June 30, 1994 and the year ended December 31, 1993 give effect to the sale as though it had occurred on January 1, 1993. These pro forma financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto contained in the Company's Annual
Report on Form 10-K/A for the year ended December 31, 1993, and in the quarterly report on Form 10-Q for the six months ended June 30, 1994.
The Pro Forma Condensed Consolidated Statements of Operations and
Balance Sheet are not necessarily
indicative of the actual results of operations or financial position which would have been reported if the sale had occurred on the respective dates referred to above nor do they purport to indicate the results of future operations or financial position of the Company. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made.


            Pro Forma Condensed Consolidated Statement of Operations
                      For the Six Months Ended June 30, 1994
                (Dollars in Thousands Except Per Share Amounts)
                                  (Unaudited)




                              Six Months Ended
                               June 30, 1994      Pro Forma
                                  (actual)       Adjustments(b) Pro Forma(c)
                               _________________ ______________ ____________


Sales                            $145,114          $(13,785)     $131,329
Costs & Expenses                  123,551           (12,264)      111,287
                                 __________        ________       ________

Operating Income                   21,563            (1,521)       20,042

Interest Income                     1,250               (40)        1,210
Interest Expense                  (16,333)               79       (16,254)
Gain on Sale of Pennsylvania
 Cable Properties                     893                 -           893
Other Income, Net                     613                 3           616
                                 __________         ________      ________

Income Before Income Taxes          7,986            (1,479)        6,507

Provision For Income Taxes          3,973            (1,008)        2,965

                                 __________         ________      ________

Income Before Minority Interest
 and Equity in Unconsolidated
 Entities                           4,013              (471)        3,542


Minority Interest in Income of
 Consolidated Entities               (476)              429           (47)

Equity in Loss of
 Unconsolidated Entities              281               (91)           190

                                 __________         ________      ________



Income Before Extraordinary
 Charge and Cumulative Effect
 of Accounting Principle
 Change                           $ 3,818            $ (133)      $  3,685
                                 ==========         ========      =========

Earnings (Loss) Per Average
 Common Share: Income before
 extraordinary charge and
 cumulative effect of
 accounting principle change      $   .23                         $    .22
                                  =========                       ========

Average Common Shares
 Outstanding                    16,509,593                      16,509,593

See accompanying Notes to Pro Forma Condensed Consolidated
Statements.



            Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1993
                (Dollars in Thousands Except Per Share Amounts)
                                  (Unaudited)

                                  Year Ended
                               December 31, 1993   Pro Forma
                                   (actual)      Adjustments(b) Pro Forma(c)
                               _________________ ______________ ____________

Sales                            $283,987          $(72,570)     $261,417
Costs & Expenses                  244,421           (22,924)      221,497
Nonrecurring Charges                5,025                 -         5,025
                                 __________        _________     ________
Operating Income                   34,541               354        34,895
Interest Income                     1,609                           1,609
Interest Expense                  (34,204)              184       (34,020)

Gain on Sale of Marketable
 Equity Securities                  1,988                 -         1,988
Other Income, Net                   1,408               (62)        1,346
                                 __________         ________      ________

Income Before Income Taxes          5,342               476         5,818
Provision For Income Taxes         10,714              (830)        9,884
                                 __________         ________      ________

Loss Before Minority Interest
 and Equity in Unconsolidated
 Entities                          (5,372)            1,306         (4,066)

Minority Interest in Income of
 Consolidated Entities               (341)              256           (85)
Equity in Income of
 Unconsolidated Entities              227              (155)           72
                                 __________         ________      ________

Loss Before Cumulative Effect of
 Accounting Principle Changes     $ (5,486)          $ 1,407     $ (4,079)
                                  ==========        ========      ========

(Loss) Earnings Per Average
 Common Share: Loss before
 cumulative effect of
 accounting principle changes     $  (.33)                        $  (.25)
                                  =========                       ========

Average Common Shares
 Outstanding                    16,506,494                      16,506,494

See accompanying Notes to Pro Forma Condensed Consolidated
Financial Statements.




                   Pro Forma Condensed Consolidated Balance Sheet
                              (Dollars in Thousands)
                                     (Unaudited)




                                          June 30,
                                           1994      Pro Forma
                                          (actual)  Adjustments(a)  Pro Forma
                                          ________  ____________    ________
     ASSETS
Current Assets
 Cash and temporary cash investments      $ 47,328    $124,779      $172,107
 Other current assets                       48,811      12,783        61,594
 Deferred income taxes                       3,134         (27)        3,107
                                          ________   _________      ________

 Total current assets                       99,273     137,535       236,808
                                         ________    _________      ________

Property, Plant and Equipment
 Telephone plant                          388,430            -       388,430
 Cable plant                              180,902            -       180,902
 Mobile and Cellular plant                 30,468      (27,797)        2,671
 Other property, plant and equipment       12,143            -        12,143
                                          ________   _________      ________

 Total property, plant and equipment      611,943      (27,797)      584,146
 Accumulated depreciation                 264,040        9,121       254,919
                                          ________   _________      ________

 Net property, plant and equipment        347,903      (18,676)      329,227
                                          ________   _________      ________
Investments                                14,771       (1,283)       13,488
                                          ________    _________    _________
Intangible Assets, Net                     91,669      (33,236)      58,433
                                          ________    _________    _________
Deferred Charges                           17,249            -       17,249
                                          ________    _________    _________
Total Assets                             $570,865     $ 84,340     $655,205
                                          ========    =========    =========
     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
 Current maturities of long-term
  debt and preferred stock                  9,449         (421)      9,028
 Advance billings and customer deposits     8,526         (326)      8,200
 Accrued taxes                             11,684            -      11,684
 Accrued interest                           6,567          (37)      6,530
 Other current liabilities                 34,513       (3,215)     31,298
                                         ________    _________    _________


 Total current liabilities                 70,739       (3,999)     66,740
                                         ________   _________      ________

Long-Term Debt                            386,187       (1,306)    384,881
                                          ________   _________      ________

Deferred Income Taxes and
 Investment Tax Credits                    30,572        5,558      36,130
                                          ________   _________      ________

Deferred Revenue                                -       25,000      25,000
                                         ________    _________    _________

Other Deferred Credits                     19,718            -      19,718
                                         ________   _________     ________
Minority Interest                           2,448      (2,448)          -
                                          ________    _________    _________
Redeemable Preferred Stock                    274           -          274
                                          ________    _________    _________

Common Shareholders' Equity
 Common stock                              16,887           -       16,887
 Additional paid-in capital                20,635           -       20,635
 Retained earnings                         28,693      61,535       90,228
 Treasury stock at cost, 377,842 shares
  at June 30, 1994                         (5,288)          -       (5,288)
                                          ________    _________    _________
 Total common shareholders' equity         60,927      61,535      122,462
                                          ________   _________    _________

Total Liabilities
 and Shareholders' Equity                $570,865    $ 84,340     $655,205
                                          ========   ==========   =========

See accompanying Notes to Pro Forma Condensed Consolidated
Financial Statements.


       Notes to Pro Forma Condensed Consolidated Financial Statements



a) Adjustments to record the disposition of certain cellular properties. The adjustments assume that the sales proceeds, net of certain escrow reserves and holdbacks discussed below and net of income taxes estimated to be payable after the utilization of certain net operating loss carryforwards, are retained as temporary cash investments.
The escrow reserves and holdbacks are
included in other current assets. The adjustments assume the realization of deferred tax assets of approximately $21 million, representing the tax benefits associated with the utilization of approximately $54.7 million federal net operating loss carryforwards and approximately $18.9 million state net operating loss carryforwards. The final resolution of the Company's current IRS examination may impact the utilization of net operating loss carryforwards.
Adjustments also assume a reduction in a related valuation allowance for deferred tax assets of approximately $6 million.
An after-tax gain of approximately $55 million was assumed to be recognized on the sale.

Certain working capital adjustments to the sales price to be made ninety days after closing were estimated to be approximately $7 million based on the historical asset and liability balances at June 30, 1994.

b) Adjustments to eliminate the historical results of operations of certain cellular properties. Corporate overhead allocated to cellular operations has not been eliminated since that overhead would have been reallocated to other business segments.

c) The Pro Forma Consolidated Statements of Operations exclude a non-recurring after-tax gain of approximately $55 million expected to be realized on the sale, any gain or loss resulting from the curtailment of the pension obligation related to employees of the Company's cellular operations, and the reversal of a valuation allowance for deferred tax assets of approximately $6 million.



d) Deferred revenue represents proceeds allocated by the Company to certain noncompetition agreements entered into with an affiliate of Independent
Cellular Network, Inc. in connection with the disposition by the Company of its cellular properties. The revenue will be recognized over the term of the agreements, which is approximately three years.



e) Proceeds from the disposition and noncompetition agreements were $182.5 million subject to certain adjustments, estimated to be approximately $7 million, to be made within ninety days after closing. Such proceeds were received in cash, subject to certain escrow reserves and holdbacks of approximately $16 million.

Item 7(c)       Exhibits

Exhibit Number                  Description
______________                  ___________

       2                        Purchase Agreement Among
                                C-TEC Corporation, Cellular Plus, Inc.,
                                Cellular Plus Services, Inc., C-TEC
                                Cellular Centre County, Inc., Cellular
                                Plus of Iowa, Inc., and Independent
                                Cellular Network, Inc.

                               SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            C-TEC Corporation

                                         ________________________
                                               (Registrant)

                                         /s/ Bruce Godfrey

                                         By:_________________________
                                                    Bruce Godfrey

                                            Executive Vice President
                                            and Chief Financial Official





Date:  September 26, 1994

                             C-TEC Corporation
                                Form 8-K
                             Exhibit Index



Exhibit Number                  Description
______________                  ___________

       2                        Purchase Agreement Among
                                C-TEC Corporation, Cellular Plus, Inc.,
                                Cellular Plus Services, Inc., C-TEC
                                Cellular Centre County, Inc., Cellular
                                Plus of Iowa, Inc., and Independent
                                Cellular Network, Inc.

PURCHASE AGREEMENT

ALONG

C-TEC CORPORATION
CELLULAR PLUS, INC.
CELLULAR PLUS SERVICES, INC.
C-TEC CELLULAR CENTRE COUNTY, INC.
CELLULAR PLUS OF IOWA, INC.

AND

INDEPENDENT CELLULAR NETWORK, INC.


Dated as of April 1, 1994



G:\USERS\8BG\02130\022\CTECPUR.FIN

                     TABLE OF CONTENTS
ARTICLE 1 PURCHASE AND SALE OF STOCK AND ASSETS           -1-
1.1  Sale and Purchase of Stock                           -1-
1.2  Sale and Purchase of Assets                          -2-
1.3  Excluded Assets                                      -3-
1.4  Assumed Liabilities                                  -4-
1.5  Excluded Liabilities                                 -4-
1.6  Additional Deposit                                   -5-
1.7  Purchase Price Computation and Payment               -5-
1.8  Closing Date                                        -12-
1.9  Closing Date Deliveries                             -12-
1.10 Further Assurances                                  -13-


ARTICLE 2 REPRESENTATIONS, WARRANTIES AND COVENANTS
          OF SELLING GROUP AND C-TEC                     -14-

2.1  Due Organization; Power and Authority               -14-
2.2  Subsidiaries and Investments                        -15-
2.3  Capital Stock of the Companies                      -15-
2.4  Status and Effect of Delivery of CCTS Shares        -15-
2.5  Status and Effect of Delivery of ICCTC Shares       -15-
2.6  Status of Partnership Interests                     -16-
2.7  Authority                                           -17-
2.8  Financial Statements                                -18-
2.9  Operations Since December 31, 1993                  -18-
2.10 No Undisclosed Liabilities                          -20-
2.11 Taxes                                               -20-
2.12 Availability of Assets and Legality of Use          -20-
2.13 Availability of Partnership and Company Assets and
     Legality of Use                                     -21-
2.14 Real Property                                       -23-
2.15 Accounts Receivable                                 -24-
2.16 Licenses                                            -24-
2.17 Title to Property                                   -25-
2.18 Employee Relations                                  -25-
2.19 Status of Contracts                                 -26-
2.20 No Violations, Litigation or Regulatory Action      -27-
2.21 Environmental Matters                               -27-
2.22 Insurance                                           -28-
2.23 Subscribers                                         -29-
2.24 Customers                                           -29-
2.25 Known Liabilities                                   -29-
2.26 Intellectual Property                               -30-
2.27 Broker or Finder                                    -30-
2.28 C-TEC Ownership/Guarantees                          -31-
2.29 Inventory                                           -31-
2.30 Construction of Iowa System                         -31-
2.31 Disclosure                                          -31-



ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS
          OF BUYER                                         -31-

3.1  Organization of Buyer                                 -31-
3.2  Authority of Buyer                                    -32-
3.3  No Broker or Finder                                   -32-
3.4  Investment Representation                             -32-
3.5  Financing                                             -32-


ARTICLE 4 ACTIONS PRIOR TO THE CLOSING DATE                -32-
4.1  Investigation of Selling Group and Companies by Buyer -32-
4.2  Preserve Accuracy of Representations and Warranties   -33-
4.3  Consents and Approvals                                -34-
4.4  FCC Compliance                                        -35-
4.5  No Public Announcements                               -35-
4.6  Termination of Intercompany Agreements                -35-
4.7  Environmental Surveys                                 -35-
4.8  Hart-Scott-Rodino Act Filings                         -36-
4.9  Exclusive Dealing                                     -36-
4.10 Title Insurance and Surveys                           -36-
4.11 Tax Clearance                                         -37-


ARTICLE 5 OTHER AGREEMENTS                                 -37-

5.1  NonCompetition Agreements                             -37-
5.2  Selling Group's Employees                             -38-
5.3  Assignment of Cellular Billing Services               -39-
5.4  SWAP of Cellular Properties                           -39-
5.5  Certain Debt                                          -40-
5.6  Completion of Iowa System                             -40-
5.7  Consent of Partners in the Partnership                -41-
5.8  Partition of Certain Partnerships                     -41-


ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

6.1  No Misrepresentation or Breach of Covenants and
     Warranties                                            -42-
6.2  Corporate Action                                      -42-
6.3  No Restraint or Litigation                            -43-
6.4  Necessary Actions, Consents and Permits               -43-
6.5  Completion of Due Diligence                           -43-
6.6  Legal Opinion                                         -44-
6.7  Other Documentation                                   -44-


ARTICLE 7 CONDITIONS PRECEDENT TO OBLIGATIONS
          OF SELLING GROUP                                 -44-
7.1  No Misrepresentation or Breach of Covenants and       -44-
7.2  Corporate Action                                      -45-
7.3  No Restraint or Litigation                            -45-
7.4  Legal Opinion                                         -45-
7.5  Other Documentation                                   -45-

ARTICLE 8 TAX MATTERS                                      -45-
8.1  Section 338(h)(10)Election                            -45-
8.2  Section 754 Election                                  -46-
8.3  Tax Indemnity                                         -46-
8.4  Tax Proceedings                                       -47-
8.5  Cooperation and Exchange of Information               -47-
8.6  Consent of Buyer                                      -48-
8.7  Selling Group's Consolidated Return                   -48-
8.8  Effective Date for Partnership Allocations and
     Distributions                                         -48-
8.9  Accounting Transition                                 -49-


ARTICLE 9 INDEMNIFICATION                                  -49-
9.1  Indemnification by Selling                            -49-
9.2  Indemnification by Buyer                              -50-
9.3  Limitation of Damages                                 -51-
9.4  Notice of Claims                                      -52-


ARTICLE 10 TERMINATION                                     -53-

10.1 Termination                                           -53-
10.2 Remedies                                              -54-
10.3 Risk of Loss                                          -54-


ARTICLE 11 GENERAL PROVISIONS                              -55-

11.1  Confidential Nature of Information                   -55-
11.2  Governing Law                                        -55-
11.3  Notices                                              -55-
11.4  Successors and Assigns                               -56-
11.5  Entire Agreement; Amendments                         -56-
11.6  Waivers                                              -56-
11.7  Expenses                                             -57-
11.8  Sales and Transfer Taxes; Hart-Scott Fee             -57-
11.9  Execution Counterparts                               -57-
11.10 Bulk Sales Compliance and Other Agreements           -57-


[CAPTION]
                               SCHEDULES

[S]        [C]                    [C]
           I                      Partnerships
           I(a)                   Controlled Partnerships
           I(b)                   Minority Partnerships
           II                     Markets
           1.2(a)                 Fixed Assets
           1.2(b)                 Real Property
           1.2(c)                 Contracts
           1.2(d)                 Licenses
           2.1                    Jurisdictions;
                                   Qualifications
           2.3                    Company Capital Stock
           2.5                    ICCTC Shareholders
           2.6                    Prior Partnership
                                   Calls/Distributions
           2.9(b)                 Operations
           2.10                   Undisclosed Liabilities
           2.11                   Tax Matters
           2.12                   Condition of Assets
           2.13(a)                Entity Fixed Assets
           2.13(b)                Entity Real Property
           2.13(c)                Entity Contracts
           2.13(d)                Entity Licenses
           2.14(b)                Leased Real Property
           2.18                   Employee Matters
           2.20                   Litigation
           2.22                   Insurance
           2.26                   Intellectual Property
                                   Rights
           4.6                    Assumed Intercompany
                                   Agreements
           5.6                    Completion of Iowa System
           6.4(vi)                Contract Consents Required


                         EXHIBITS

           1.7(b)                 Accounts Receivable Escrow
           1.7(b)(ii)             Holdback/Bulk Sales Escrow
                                   Agreement
           1.9(a)(vi)             General Assignment and
                                   Warranty Bill of Sale

                       PURCHASE AGREEMENT



     This PURCHASE AGREEMENT ("Agreement"), dated as of April 1,

 1994, is by and among CELLULAR PLUS, INC., a Delaware

 corporation ("CP"), CELLULAR PLUS SERVICES, INC., a

 Pennsylvania corporation ("CPS"), C-TEC CELLULAR CENTRE COUNTY,

 INC., a Pennsylvania corporation ("CCCC"), CELLULAR PLUS OF

 IOWA, INC., a Delaware corporation ("CP of I") (CP, CPS, CCCC and CP of I are sometimes hereinafter collectively referred to as the "Selling Group"), C-TEC CORPORATION, a Pennsylvania

 corporation ("CTEC"), and Independent Cellular Network, Inc., a

 Delaware corporation ("Buyer").



     CP, a whollyowned subsidiary of C-TEC, owns all of the

 issued and outstanding capital stock of Commonwealth Cellular

 Telephone Services, Inc., a Delaware corporation ("CCTS"), CPS,

 CCCC and CP of I. CCTS owns all right, title and interest in and to the partnership interests in the general and limited partnerships (the "Partnerships") identified on Schedule I

 attached hereto and made a part hereof (the Partnerships listed on Schedule I(a) attached hereto are sometimes hereinafter

 collectively referred to as the "Controlled Partnerships", and the Partnerships listed on Schedule I(b) attached hereto are sometimes hereinafter collectively referred to as the "Minority

 Partnerships"). CCTS, CPS, CCCC, CP of I, together with CP of

 I's subsidiary Iowa City Cellular Telephone Company, Inc., a

 Delaware corporation ("ICCTC"), and the Partnerships own and operate all of the business, assets and rights related to the cellular telephone system and business in the Metropolitan

 Statistical Areas and Rural Statistical Areas ("Markets") in

 the Commonwealth of Pennsylvania ("PA System") and the State of

 Iowa ("IA System") identified on Schedule II attached hereto and made a part hereof (collectively, the "Systems"). Buyer desires to purchase,and C-TEC, CP, CPS, CCCC and CP of I desire to sell or cause to be sold, the capital stock of CCTS and

 substantially all of the assets of CPS, CCCC and CP of I,

 including, without limitation, all capital stock owned by CP of

 I in ICCTC, upon the terms and subject to the conditions set forth herein.





     The parties agree, for good and valuable consideration, as follows:



ARTICLE 1


              PURCHASE AND SALE OF STOCK AND ASSETS



     1.1 Sale and Purchase of Stock.



          A. Sale of CCTS Stock. On the terms and subject to the

 conditions set forth in this Agreement, CP agrees to and shall sell, transfer, assign and deliver to Buyer on the Closing Date

 (as defined in Section 1.8 hereof), free and clear of all

 liens, security interests, pledges, encumbrances, claims and equities of every kind, and Buyer agrees to and shall purchase and accept from CP, on the terms and subject to the conditions set forth herein, 100 shares of common stock, par value $1.00,

 of CCTS constituting

100% of the issued and outstanding shares of capital stock of

 CCTS (the "CCTS Shares").



          B. Sale of ICCTC Stock. On the terms and subject to

 the conditions set forth in this Agreement, CP of I agrees to and shall sell, transfer, assign and deliver to Buyer on the

 Closing Date, free and clear of all liens, security interests,

 pledges, encumbrances, claims and equities of every kind, and

 Buyer agrees to and shall purchase and accept from CP of I, on the terms and subject to the conditions set forth herein,

 25,417.478 shares of common stock, no par value, of; ICCTC

 constituting 100.00% of the issued and outstanding shares of capital stock of ICCTC owned by CP of I and 93.949% of the

 issued and outstanding shares of capital stock of ICCTC (the

 "ICCTC Shares").



     1.2 Sale and Purchase of Assets. On the terms and subject

 to the conditions set forth in this Agreement, each member of the Selling Group shall, on the Closing Date, sell, transfer and assign, or cause to be sold, transferred or assigned, to

 Buyer the respective entire right, title and interest in and to all of the assets and rights of such entities and SRHC, Inc., a

 Pennsylvania corporation and secondtier subsidiary of C-TEC

 ("SRHC"), related to and used or useful in the Markets and the

 Systems (other than the Excluded Assets (as defined in Section

 1.3 below)), free and clear of all liens, security interests,

 pledges, encumbrances, claims and equities of every kind (the

 "Assets"), including, without limitation, the followinq:





     (a) Fixed Assets and Personal Property. All fixed assets

 and personal property of every type or description used or

 useful in connection with the Markets and the Systems and

 owned, used or leased on the Closing Date, including without limitation, all transmitters/receivers, towers and antennas,

 switching equipment, computer hardware and all spare parts,

 accessories and supplies related thereto ("Fixed Assets"),

 including, without limitation, the Fixed Assets identified on

 Schedule 1.2(a) attached hereto and made a part hereof.



     (b) Real Property. All real property (and any interest

 therein and improvements thereon) ("Real Property") identified on Schedule 1.2(b) attached hereto and made a part hereof.



     (c) Leases, Contracts, Options and Other Obliqations. To

 the extent approved in writing by Buyer, all leases, contracts,

 options, manufacturer's warranties and other rights related to the Markets and the Systems existing on the Closing Date

 ("Contracts"), set forth on Schedule 1.2(c) attached hereto and made a part hereof.



     (d) Licenses and Certificates. All authorizations, grants,

 permits and other licenses, including, without limitation, all licenses and certificates from the Federal Communications

 Commission (the "FCC"), Federal Aviation Administration ("FAA")

 and applicable state regulatory commissions (individually, a

 "State Commission" and
 collectively, the "State Commissions"), issued in connection with the Markets and/or the Systems on or before the Closing

 Date, and all applications and construction permits related thereto ("Licenses"), including, without limitation the

 Licenses identified on Schedule 1.2(d) attached hereto and made a part hereof.



     (e) Current Assets. All current assets including, without

 limitation, cash, cash equivalents, marketable securities,

 prepaid expenses (to the extent specifically agreed to be

 purchased by Buyer) and trade and other accounts and notes

 receivable, if any, outstanding on the Closing Date and related to the Systems ("Current Assets").



     (f) Cellular Telephone Units. All cellular telephone units and related components, spare parts and accessories, owned,

 used or leased and either (i) related to the Markets and/or the

 Systems and either maintained in inventory or shipped by a

 supplier and enroute for delivery on the Closing Date or (ii)

 related to the Markets and/or the Systems and in the custody of customers of the Systems (on a rented or leased basis) or

 repair or service personnel on the Closing Date ("Cellular

 Phones").





     (g) Other Assets and Riqhts. All computer software

 including source and object codes, accounting data, trade

 secrets, customer lists, supplier lists, the trademark

 "Cellular Plus" and all other Intellectual Property Rights (as defined in Section 2.26 hereof), rights under an acquisition agreement or agreements whereby the Selling Group and/or

 Affiliates (as defined in Section 5.1) acquired the CCTS

 Shares, ICCTC Shares and the Assets and Entity Assets (as

 defined in Section 2.13), rights under any pending lawsuits or claims, bo~ks and records and other tangible and intangible property, including goodwill and covenants not to compete,

 related to the Markets and/or the Systems and existing on the

 Closing Date.



     1.3 Excluded Assets. Buyer shall not acquire the following assets of Selling Group used or useful in connection with the

 Systems ("Excluded Assets"):



     (a) any capital stock owned by CP in Mobilfone, Inc. and

 Paging Plus, Inc., each a Pennsylvania corporation, or any

 assets of such corporations, including all assets of the

 telephone answering service business owned by Paging Plus,

 Inc.,



     (b) any interest of CP of I in CDON Partnership, a

 Pennsylvania partnership, and



     (c) any rights or interests of C-TEC with respect to the

 receipt of royalties under that certain Restated Data

 Processing Agreement dated October 1, 1992 between C-TEC and

 Systematics Telecommunications Services, Inc. ("Systematics

 Agreement").



     1.4   Assumed Liabilities. Concurrent with the transfer of

 the Assets to Buyer on the Closing Date, Buyer shall assume or undertake, and the Companies and the Partnerships shall have incurred or be responsible for, solely and only (a) the Current

 Liabilities (as defined in Section 1.7 below) and (b) the

 obligations under the Contracts expressly assumed in writing by

 Buyer accrued and relating to events occurring from and after the Closing Date (the "Assumed Liabilities"), which Assumed

 Liabilities shall be set forth on a schedu'ie to be agreed upon by Buyer and Selling Group at the Closing consistent with the above principles.



   1.5 Excluded Liabilities. Except for the Assumed Liabilities,

 Buyer will not assume or otherwise be responsible for any

 liabilities or obligations of C-TEC, Selling Group, the

 Companies and Partnerships, whether attributable to the

 Systems, the Markets or otherwise, direct or indirect, known or unknown, absolute or contingent, and, by way of illustration but not limitation, for any of the following liabilities,

 obligations or commitments of C-TEC, Selling Group, the

 Companies and/or Partnerships (the "Excluded Liabilities"):



     (a) any foreign, federal, state, county or local income or other tax arising from the operation of the Systems or the ownership of the Assets or Entity Assets prior to the Closing
Date;



     (b) any liability to any Affiliates or to any of the Partnerships which are not affiliates (except for those Intercompany Agreements (as defined in Section 4.6 hereof) which are included in the Contracts which Buyer agrees in writing to assume);



     (c) any cost, broker's or finder's fee or expense incurred incident to the negotiation or preparation of this Agreement or the performance. and compliance with the agreements and conditions contained herein;



     (d) any liability, obligation or commitment to creditors
(contingent or actual) or to any party holding a lien on any assets of Selling Group, CCTS, ICCTC or the Partnerships to the extent the value of such lien is not included in Current
Liabilities (as defined in Section 1.7 below);



     (e) any employee obligation including, without limitation, any obligation for wages, commissions, vacation and holiday pay, sick pay, bonuses, severance pay, retiree or employee medical benefits, obligations to employees under COBRA and other health insurance obligations, underfunding of any defined benefit plan, withdrawal liability under the MultiEmployer Pension Plan Amendment Act of 1980, as amended, or any obligation under any collective bargaining agree=ment, employment agreement or employment atwill relationship;

     (f) any liability imposed by the Worker Adjustment

 Retraining and Notification Act, 29 U.S.C. 2101 et.seq.

 ("WARN") in connection with the notice or failure to provide notice of a plant closing or termination of employees;



     (g) any liability, obligation or commitment of Selling

 Group incurred after the Closing Date;



     (h) any liability the existence of which would constitute a breach of any of the representations, warranties and covenants of any party,other than Buyer hereunder; or



     (i) any other liability, obligation or commitment not

 expressly assumed by Buyer hereunder.



 It is the intent of the parties that liabilities, obligations and commitments of the Companies and Partnerships and otherwise in connection with the Markets and the Systems incurred,

 accrued, or arising from conditions or events existing prior to the Closing Date shall be the sole responsibility of Selling

 Group and that liabilities, obligations and commitments in

 connection with the Companies and Partnerships and otherwise in connection with the Markets and the Systems incurred, accrued,

 or arising from conditions or events created, subsequent to the

 Closing Date by Buyer shall be the sole responsibility of

 Buyer.



    1.6 Additional Deposit. Within three (3) business days after the execution hereof, and to induce Selling Group and C-TEC to enter into this Agreement, Buyer shall deliver by transfer of immediately available federal funds to The First National Bank of Chicago, as escrow agent (the "Deposit Escrow Agent"), the sum of Nine Million Dollars ($9,000,000.00) (together with the sum of One Million Dollars ($1,000,000.00) previously

 transferred to the Deposit Escrow Agent in connection with the

 Letter of Intent (as defined in Section 4.1 hereof), the

 "Earnest Money Deposit"), to be held pursuant to the terms of an Escrow Agreement dated February 9, 1994 (the "Deposit Escrow

 Agreement"), among Buyer, C-TEC and the Deposit Escrow Agent.

 The provisions of the Deposit Escrow Agreement set forth the conditions under which the Earnest Money Deposit, together with all accrued interest thereon, may be delivered to Selling Group or returned to Buyer. Upon the closing of the transactions

 contemplated by this Agreement, the amount of the Earnest Money

 Deposit, together with all accrued interest earned thereon,

 shall be credited against the Purchase Price (as defined in

 Section 1.7 hereof).



     1.7 Purchase Price Computation and Payment.



    (a)  Computation. The purchase price for the CCTS Shares,

 ICCTC Shares, Assets and the NonCompetition Agreements

 described in Section 5.1 hereof, shall be One Hundred Eighty

 Two Million Five Hundred Thousand Dollars ($182,500,000.00)
(the "Purchase Price"), plus or minus adjustments for proratable items of CCTS (including, without double counting, CCTS's

 prorata share of proratable items of
 the Partnerships), CPS, CCCC and CP of I (including, without double counting, CP of I's prorata share of proratable items of

 ICCTC), including, without limitation, rent, property taxes,

 utility fees and deposits, license fees, customer prepayments,

 prepaid advertising charges, credit balances and deposits,

 prepaid rent, prepaid insurance policies expressly assumed by

 Buyer, to the extent such items are proratable, accrued

 liabilities and expenses, all determined in accordance with generally accepted accounting principles consistently applied from prior periods ("GAAP") determined as of the close of

 business on the date immediately prior to the Closing Date (the

 "Effective Date") (to the extent the exact amount of any such proratable items is not ascertainable on the Effective Date the prorations shall be based on the most.recent billings for any such items), plus or minus (without double counting) an amount equal to a working capital adjustment ("Working Capital

 Adjustment") as of the Effective Date calculated and determined as follows:



   (i)  Calculation. The difference between (x) the "Current

 Liabilities" of CCTS (including, without double counting,

 CCTS's prorata share of Current Liabilities of the

 Partnerships), CPS, CCCC and CP of I (including, without double counting, CP of I's prorata share of Current Liabilities of

 ICCTC) on the Effective Date and (y) the "Current Assets" of

 CCTS (including, without double counting, CCTS's prorata share of Current Assets of the Partnerships), CPS, CCCC and CP of I

 (including, without double counting, CP of I's prorata share of

 Current Assets of ICCTC) on the Effective Date, all determined in accordance with GAAP, subject to the following

 modifications:



     (A) Current Assets for purposes of the Working Capital

 Adjustment shall be comprised of the following categories of assets only: cash, trade accounts receivable (as set forth,

 defined and adjusted pursuant to Section 1.7(b) below, provided that there is no double counting), prepaid expenses (to the extent specifically agreed to be purchased by Buyer), Cellular

 Phones (as set forth in clause (B) below), and marketable

 securities.



     (B) The book value of Cellular Phones in excess of

 $450,000.00 will be credited to Selling Group. The book value of Cellular Phones less than $350,000 will be credited to

 Buyer. The book value of the inventory of Cellular Phones as of the Closing Date shall not include the book value of Cellular

 Phones in the custody of customers of the Systems (on a rented or leased basis) or in the custody of repair or service

 personnel or other employees of Selling Group, and shall be estimated by Selling Group in good faith based on a lower.of cost (firstin, firstout) or market basis with appropriate adjustments for obsolete, slow-moving, damaged or defective goods and such amount sllall e included on the

 Closing Statement (as defilled in Section 1.7(a)(ii) below). As close as practicable to the Closing Date, Buyer shall take, and

 Selling Group shall observe, a physical count of the inventory of Cellular Phones. Selling Group shall have full access to all work papers and records of such physical count. If Buyer's

 valuation of the physical inventory differs from Selling

 Group's estimate included on the Closing Statement, the

 differences shall be resolved in accordance with the procedures set forth in Section 1.7(a)(ii)(C) below.



     (C) Current Liabilities shall be comprised of the following categories of liabilities:



          (1) trade accounts payable,



          (2) customer deposits,



     (3) any intercompany transactions (loans, fees, or other

 obligations) between or among any member of the Selling Group,

 CCTS, CP of I, the Partnerships, ICCTC or any partner or

 shareholder, director, officer, employee or agent of a partner or shareholder of such entities, or any affiliate thereof,

 unless such intercompany transactions are eliminated, and debts relating thereto fully satisfied, as of the Effective Date,



     (4) the face value (toge~her with the face value of any

 penalties and interest) of any liens (whether or not recorded)

 on any Assets, and CCTS's or CP oE I's prorata share of any liens on Entity Assets;



     (5) the applicable member of the Selling Group's, the

 Companies' and the Partnership's prorata share of the principal amount and all accrued interest, penalties, late charges,

 release fees, prepayment fees, bank attorneys' fees and other charges on the Motorola Debt, RFTC Debt and CLNS Debt (as such terms are defined in Section 5.5 hereof) taking into account any guarantees thereof by the Companies or the Partnerships,

 third party debt or other longterm debt (and the current

 portion thereof) of the Companies or the Partnerships;



     (6) the amount of any tax liability of CCTS and CP of I's

 prorata share of tax

 liabilities of ICCTC, whether or not any such tax liabilities are required to be accrued under GAAP, to the extent required and determined in accordance with Section 8.8 hereof; and


     (7) to the extent not included in any category described

 above, any other liabilities, accrued or otherwise, in

 connection with the operation of the Systems prior to the

 Closing Date.



 This section will only apply to CCTS (including, without double counting, CCTS's prorata share of identified Current

 Liabilities of the Partnerships), CP of I's prorata share of identified Current Liabilities of ICCTC, and any other Current

 Liabilities of the Selling Group specifically agreed to be

 assumed by Buyer at the Closing.



    (E) Notwithstanding GAAP, the Current Assets and Current

 Liabilities of each of the Partnerships and Companies shall reflect CCTS' and CP of I's proportionate share ownership of such entities.



(ii) Closinq Date Statement.



     (A) Fifteen (15) business days prior to the Closing,

 Selling Group shall provide Buyer with a preliminary good faith calculation of the adjustments to the Purchase Price

 contemplated in Section 1.7(a) hereof (the "Closing

 Statement"), t~gether with supporting documentation in

 reasonable detail. The Closing Statement shall be considered preliminary and such Closing Statement shall not discharge

 either party from any obligation it might otherwise have

 hereunder with respect thereto in the event that any amounts reflected thereon prove to be incorrect. There shall be a

 continuing duty on the parties to make appropriate credits and payments to the other party once the amounts are finally

 determined and such duty shall survive the Closing.



     (B) Buyer shall review the Closing Statement upon its

 receipt from Selling Group. Five (5) business days prior to

 Closing, Buyer shall deliver to Selling Group a statement

 setting forth any good faith objections that Buyer may have to the Closinq Statement, together with any supporting

 documentation reasonably requested by Selling Group ("Adjusted

 Closing Statement"). The payments to be made at Closing shall be based upon the Adjusted Closing Statement.

     (C) Within ninety (90) days after the Closing, Buyer or

 Selling Group, as the case may be, shall notify the other party in writing (the "Dispute Notice(s)") of any dispute as to the

 Adjusted Closing Statement or any supporting documentation

 furnished in connection therewith or in connection with the

 Closing Statement. Buyer and Selling Group shall provide one another with such additional information relating to the

 Closing Statement and the Adjusted Closing Statement as each party shall reasonably request. Within fifteen (15) days after delivery of the last of the Dispute Notices, Selling Group and

 Buyer shall attempt to resolve such dispute in good faith, and if the parties cannot agree within thirty (30) days after

 Delivery of the last of the Dispute Notices such dispute shall be resolved by a nationally known independent firm of certified public accountants jointly chosen by Buyer and Selling Group.

 The written decision of such accounting firm shall be final and binding on the parties hereto and shall not be subject to

 dispute or review. Any fees or expenses payable to such

 accounting firm shall be shared equally between Selling Group and Buyer. Any amounts payable by Selling Group pursuant to this Section 1.7(a)(ii)(C) shall be payable from the Holdback

 Escrow Deposit (as defined in Section 1.7(c)(ii) below) up to an amount equal to $250,000, and if the amounts payable by

 Selling Group are in excess of $250,000, the difference shall be payable by transfer of immediately available federal funds to such bank account as Buyer shall designate. Any amounts

 payable by Buyer shall be payable by transfer of immediately available federal funds to such bank account as Selling Group shall designate. If any amounts prorated as of the Effective

 Date are not finally known within such time (such as real

 estate taxes), these items shall be re adjusted as soon as the final numbers are known.



    (b) Accounts Receivable. Within five (5) business days prior to the Closing Date, Selling Group shall provide to Buyer a statement in good faith valuing as of such date the net book value of the trade accounts receivable of CCTS in connection with the Systems from entities which are not Affiliates, taking into account an appropriate reserve, consistent with past

 practices, for bad debts and an appropriate reduction for any applicable advance billings (including, without double

 counting, CCTS's prorata share of accounts receivable of the

 Partnerships), CPS, CCCC and CP of I (including, without double counting, CP of I's prorata share of accounts receivable of

 ICCTC) (the "Closing Date A/R") together with a list of all account debtors included in the Closing Date A/R, the amounts owed to Selling Group (the

"A/R List") and the aging of such accounts. The value of the

 Closing Date A/R shall be paid by Buyer ("Receivables Deposit")

 to the Deposit Escrow Agent to be held pursuant to the terms of an escrow agreement ("Receivables Escrow Agreement")

 substantially in the form of Exhibit 1.7(b) attached hereto and made a part hereof. The payment of the Receivables Deposit

 shall satisfy any payment required by Buyer in connection with trade accounts receivable included in the Working Capital

 Adjustment. For a period of ninety (90) days following the

 Closing Date ("Collection Period"), Buyer shall use reasonable efforts to collect the Closing Date A/R consistent with Buyer's

 'usual and customary collection practices and shall have full authority in its reasonable discretion to settle, compromise or institute collection proceedings in connection with any such account, provided that Buyer shall not be required to institute collection proceedings unless reasonably requested to do so by the Selling Group and at the sole cost and expense of the

 Selling Group. Buyer shall apply all amounts received from an account debtor on the A/R List first to any account

 specifically identified by such account debtor and, if none is designated, then to such account debtor's oldest outstanding invoice or invoices. On the date that is ninety (90) days

 following the Closing Date (the "PostClosing A/R Adjustment

 Date"), Buyer shall present to Selling Group a list of the

 accounts on the A/R List which have been collected ("Collected

 Accounts") and a list of the accounts on the A/R List which have not been paid as of the PostClosing A/R Adjustment Date

 ("Uncollected Receivables") together with a certificate of

 Buyer stating that Buyer has utilized its usual and customary collection practices in the collection of such accounts,

 together with reasonable backup documents requested by the

 Selling Group. If on the Post~Closing A/R Adjustment Date the

 amount of the Collected A~counts is less than the Receivables

 Deposit, Buyer and Selling Group shall execute a joint written direction authorizing the Deposit Escrow Agent to (i) pay to

 Selling Group from the Receivables Deposit, the amount of the

 Collected Accounts, plus interest earned by the Deposit Escrow

 Agent on such amount through the date of disbursement to

 Selling Group, and (ii) to pay to Buyer the balance, if any, of the Receivables Deposit, plus accrued interest thereon. If on the PostClosing A/R Adjustment Date the amount of the Collected

 Accounts exceed the Receivables Deposit, Buyer and Selling

 Group shall execute a joint written direction authorizing the

 Deposit Escrow Agent to pay to the Selling Group the full

 amount of the Receivables Deposit, plus accrued interest

 thereon, and Buyer shall pay to Selling Group the difference between the Collected Accounts and the Receivables Deposit.

 Selling Group shall have the right from and after the

 PostClosing A/R Adjustment Date to contact the account debtors of any Uncollected Receivables to obtain payment and to take any and all action, at Selling Group's sole cost and expense,

 to seek payment of the Uncollected Receivables (provided that

 Selling Group hereby agrees to indemnify and hold Buyer

 harmless from any expense relating to bringing any collection action against such account debtors and resulting from any counterclaims brought by such account debtors).



     (c) Payment. The Purchase Price shall be paid by Buyer as

 follows:



     (i) On the Closing Date, the Earnest Money Deposit and all

 accrued interest thereon shall be paid to Selling Group and credited toward the payment of the Purchase Price by Buyer.

 Otherwise, the Earnest Money Deposit shall be held by Deposit

 Escrow Agent and distributed in accordance with the terms of the Deposit Escrow Agreement.



     (ii) On the Closing Date, Buyer shall deposit the sum of

 Six Million Dollars ($6,000,000), plus the amount of Estimate or Deficiency as defined in Section 4.11 hereof in excess of

 One Hundred Thousand Dollars ($100,000) ("Holdback/Bulk Sales

 Deposit") directly with the Deposit Escrow Agent, which

 Holdback/Bulk Sales Deposit shall accrue interest for the

 benefit of Selling Group and be held pursuant to the terms of an escrow agreement (the "Holdback/Bulk Sales Escrow

 Agreement") substantially in the form of Exhibit 1.7(c)(ii)

 attached hereto and made a part hereof.



     (iii) The balance of the Purchase Price shall be paid to

 Selling Group by transfer of immediately available funds on the

 Closing Date to such bank account or accounts as Selling Group shall designate.



     (d) Allocation. The Purchase Price shall be allocated among the CCTS Shares, ICCTC Shares, Assets and Non Competition
Agreements in a manner consistent with the principles set forth in Sections 338 and 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Prior to  the Closing or within thirty (30) days after the Closing, Buyer  shall select

 and appoint an independent appraiser, which

 appraiser shall be selected after reasonable consultation with

 Selling Group and shall be reasonably acceptable to Selling

 Group, to conduct an appraisal of the value of the Assets and the Entity Assets (as defined in Section 2.13). Such

 independent appraiser shall complete its work within sixty (60)

 days after its selection, the costs of which shall be split equally between the Selling Group, on the one hand, and the

 Buyer on the other. The allocations shall be finalized pursuant to the mutual agreement of Buyer and Selling Group taking into account the values disclosed in the appraisal. Such allocations shall be final and binding on the parties (except to the extent a successful challenge thereto is brought by an unaffiliated third party). The parties hereto covenant and agree that

 neither of them will take a position on any tax return, before any governmental or regulatory body charged with the collection of any tax, or in any judicial or administrative proceeding, that is in any way inconsistent with the appraisals and/or the allocations as finally agreed upon by the parties.



     1.8 Closinq Date. Subject to the provisions of Section 10.1 hereof, the completion of the purchase of the CCTS Shares,

 ICCTC Shares and Assets shall be on a date as may be agreed upon by Buyer and Selling Group within fifteen (15) business days after the date the last of the HSR Termination and Final

 Approvals (as both terms are defined in Section 6.4) from the

 FCC and State Commissions have been received, unless such time is extended or shortened as may be agreed upon by Buyer and

 Sellillg Group, after the conditions set forth in Articles 6 and 7 have been satisfied, at the offices of Gould & Ratner,

 222 N. LaSalle, Suite 800, Chicago, Illinois 60601, or at such other place or at such other time as shall be agreed upon in writing by Buyer and Selling Group (such date and time being hereafter called the "Closing" or "Closing Date").



     1.9 Closinq Date Deliveries.



     (a) Sellinq Group's Deliveries. On the Closing Date,

Selling Group shall deliver to Buyer the following:



     (i) certificates representing the CCTS Shares registered in the name of CP, duly endorsed by CP for transfer, and/or

 accompanied by an assignment of the CCTS Shares duly executed by CP,



     (ii) certificates representing the ICCTC Shares registered in the name of CP of I, duly endorsed by CP of I for transfer,

 and/or accompanied by an assignment of such shares duly

 executed by CP of I,



     iii) Certificates of Incorporation of Selling Group, CCTS

 and ICCTC and Certificates of Limited Partnership of the

 Partnerships that are limited partnerships (certified by the

 Pennsylvania or Delaware Secretaries of State, as the case may be, within two (2) weeks prior to the Closing and by the

 Secretary of such entities as of the Closing) and ByLaws of

 CCTS and ICCTC and Partnership Agreements of the Partnerships

 (certified by the Secretaries or General Partners, as the case may be, of such entities as of the Closing), original minute books, seals, stock transfer books and all other books and

 records of CCTS and ICCTC,



     (iv) general assignments and warranty bills of sale in the form of Exhibit l.9(a)(iv) executed by CPS, CCCC and CP of I transferring the Assets to Buyer,



     (v) recordable special warranty deed(s) and/or assignments of leases to transfer the Real Property to Buyer subject only to Permitted Exceptions (as defined in Section 2.14(a),

     (vi) the Holdback/Bulk Sales Escrow Agreement and

Receivables Escrow Agreement,



     (vii) a Corporate Cleaance Certificate from the department of Revenue of the state of Pennsylvania in connetion with CP,

 CPS and CCCC, a Lien Certificate from the Department of Revenue of the State of Pennsylvania in connection with CCTS and a Tax

 Clearance Letter from the Department of Revenue of the State of

 Iowa in connection with CP of I and ICCTC,



     (viii) good standing certificates of Selling Group, CCTS

 and ICCTC and Certificates of Existence of the Partnerships

 that are limited partnerships from the Delaware, Pennsylvania and Iowa Secretaries of State, as the case may be, each

 dated within two (2) weeks prior to the Closing,



     (ix) possession of the CCTS Shares, ICCTC Shares and Assets pursuant to Sections 1.1 and 1.2 and the terms of this

 Agreement,



     (xiv) resignations of all directors and officers of

 the companies and terminatlon of all powers of attorney, and



     (xv) all of the documents, instruments and opinions

 required to be delivered by Selling Group pursuant to

 Article 6.



     (b) Buyer's Deliveries. On the Closihg Date, Buyer shall

 deliver to Selling Group the following:



       (i) the Purchase Price in accordance with the terms of

 Section 1.7,



       (ii) an assumption of the Assumed Liabilities,



       (iii) the duly executed Holdback/Bulk Sales Esarow

 Agreement and Receivables Escrow Agreement, and



       (iv) all of the documents, instruments and opinions

 required to be delivered by Buyer pursuant to Article 7.





     l.lO Further Assurances. On the Closing Date, Selling Group

 shall (i) deliver to Buyer such other bills of sale,

 endorsements, assignments and other good and sufficient

 instruments of conveyance and transfer, in form reasonably

  satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in

 Buyer all the right, title and interest of Selling Group in, to or under any or all of the CCTS Shares, ICCTC Shares and Assets as contemplated hereby and (ii) take all steps as may be

 reasohably necessary to put Buyer in actual possession and

 oontrol of all the CCTS Shares, ICCTC Shares and Assets. From

 time to the following the closing, Selling Group shall execute and deliver, or cause to be executed and delivered, to Buyer, at Buyer's cost and expense, such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the CCTS Shares, ICCTC Shares and

 Assets, and, in the case of licenses, certificates, approvals,

 authorizations, agreements, contracts, leases, easements and other commitments included in the CCTS Shares, ICCTC Shares or

 Assets which cannot be transferred or assigned effectively

 without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly.



                              ARTICLE 2

                 REPRESENTATIONS, WARRANTIES AND

                COVENANTS OF SELLING GROUP AND C-TEC



     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each member of Selling Group and C-TEC hereby jointly and severally

 represent, warrant and covenant to Buyer and agree as follows:



     2.1 Due Orqanization; Power and Authority. Each member of

 the Selling Group and each of the Companies (as defined in

 Section 2.2) is a corporation duly organized, validly existing and in good standing under the laws of its state of

 incorporation as set forth in Schedule 2.1 hereof and each

 member of the Selling Group is duly qualified to transact

 business as a foreign corporation in the states listed on

 Schedule 2.1 which is each jurisdiction where the ownership of its respective assets or the conduct of its respective

 operations requires such qualification. C-TEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. Each of the Partnerships is

 a duly organized and validly existing limited partnership

 (other than CLNS General Partnership, a Pennsylvania general partnership ("CLNS"), and Pennsylvania RSA No. 5 General

 Partnership, a Pennsylvania general partnership ("PA5GP"),

 which are duly organized and validly existing general

 partnerships) under the laws of its jurisdiction of

 organization as indicated on Schedule I and is qualified as a foreign limited partnership in the States indicated on Schedule

 I which is every jurisdiction where the ownership of each such

 Partnership's assets or the conduct of its operation requires such qualification. Selling Group and the Companies have full corporate power and authority, and the Partnerships have full partnership power and authority, to own, lease or otherwise hold the CCTS Shares, ICCTC Shares, Assets and Entity Assets

 (as defined in Section 2.13 below), as the case may be, and to operate and use the Assets and Entity Assets and to carry on the operation of the Systems as now conducted.



     2.2 Subsidiaries and Investments. CCTS and ICCTC

 (collectively, the "Companies") and the Partnerships do not individually or collectively (a) own, of record or

 beneficially, any outstanding voting securities of or other equity interests in
any corporation, partnership, association, joint venture or

 other entity or (b) control (directly or indirectly and alone or in combination with others) any corporation, partnership,

 association, joint venture or other entity, other than CCTS's investments in the Partnerships in the percentages and amounts as disclosed on Schedule I ("Partnership Interests") and the ownership interest of CLNS in PA5GP.



     2.3 Capital Stock of the ComPanies. Schedule 2.3 sets forth the number of authorized shares of each of the Companies'

 capital stock, the number of such shares which are issued and outstanding, the owners, including, without iimitation, CP and

 CP of I, of all of the issued and outstanding shares and the number of such shares which are issued and held in its

 treasury. All voting rights in the Companies are vested

 exclusively in their shares of common stock. All of the issued and outstanding shares of common stock of the Companies are validly authorized and issued and are fully paid and

 nonassessable, free of preemptive rights and have not been

 issued in violation of federal or state securities laws. There are no outstanding warrants, options, commitments or rights of any kind to acquire from the Companies any shares of their

 common stock or securities of any kind. The Companies have, and on the Closing Date will have, no obligation to acquire any of their issued and outstanding shares of common stock or any

 other security issued by them from any holder thereof. There are no voting agreements, voting trust agreements or

 shareholder or similar agreements relating to any capital stock of the Companies. C-TEC owns all of the issued and outstanding capital stock of (a) CP and (b) SRHC Properties, Inc. which in turn owns all of the issued and outstanding capital stock of

 SRHC.



     2.4 Status and Effect of Delivery of CCTS Shares. CP is the

 lawful owner of all the CCTS Shares and has good and marketable title thereto, free and clear of all liens, security interests,

 pledges, encumbrances, claims and equities of every kind. CP's and Selling Group's and its Affiliates' sole ownership interest in CCTS is represented by the CCTS Shares. Except for this

 Agreement, there are no outstanding warrants, options or rights of any kind to acquire from CP any of the CCTS Shares. Delivery of the CCTS Shares by CP to Buyer in accordance with this

 Agreement will vest title to all of the CCTS Shares in Buyer,

 free and clear of all liens, secu~ity interests, pledges,

 encumbrances, claims and equities of every kind.



     2.5 Status and Effect of DeliverY of ICCTC Shares. CP of I

 is the lawful owner of the ICCTC Shares and has good and

 marketable title thereto, free and clear of all liens, security interests, pledges, encumbrances, claims and equities of every kind. CP of I's and Selling Group's and its Affiliates' sole ownership interest in ICCTC is represented by the ICCTC Shares.

 The remaining shares of capital stock in ICCTC are held by the parties and in the amounts identified on Schedule 2.5. Except for this Agreement, there are no outstanding warrants, options or rights of any kind to acquire from CP of I any of the ICCTC

 Shares. Delivery of the ICCTC Shares by CP of I to Buyer in

 accordance with this Agreement
 will vest title to all of the ICCTC Shares in Buyer, free and clear of all liens, security interests, pledges, encumbrances,

 claims and equities of every kind.



     2.6 Status of Partnership Interests. CCTS is the lawful

 owner of the Partnership Interests and has good and marketable title thereto, free and clear of all liens, claims, security interests, pledges, encumbrances and equities of every kind,

 which Partnership Interests entitle CCTS to the percentage of the profits, losses, distributions, percentage interests,

 capital account balances and voting rights in the Partnerships set forth on Schedule I attached hereto. CCTS's and Selling

 Group's and its Affiliates' sole ownership interest in the

 Partnerships is represented by the Partnership Interests. There are no outstanding rights, options, warrants, subscriptions or agreements of any kind to acquire from CCTS or Selling Group any of the Partnership Interests other than the various rights of first refusal set forth in each of the Partnership

 Agreements of the Partnerships (collectively, the "Partnership

 Agreements"). Other than as set forth on the financial

 statements of the Partnerships (and provided for on the Working

 Capital Adjustment), none of the Partnerships nor any present or former partner of CCTS in the Partnerships nor any

 affiliate, are owed any sums attributable to capital

 contributions, loans, advances, consulting fees, management fees, deferred fees, guarantee fees, compensation or similar payments or is contesting its partnership or percentage

 interest therein. Other than as set forth on the financial

 statements of the Partnerships, neither CCTS nor any Affiliate owes any sums (whether capital contributions, loans, advances,

 consulting fees, management fees, deferred fees, guarantee

 fees, compensation or similar payments or otherwise) to any of the Partnerships. The acquisition of CCTS by Buyer contemplated by this Agreement would, under each of the Partnership

 Agreements, not require the consent or approval of the

 respective Partnership, any other partner in the Partnerships or any third party, except as set forth in Section 5.7 hereof,

 and CCTS will continue as a general partner or limited partner in the Partnerships, as the case may be, with all of the rights which CCTS possessed as such a partner prior to the Closing

 Date. Selling Group has delivered true and correct copies of the Partnership Agreements to Buyer. The Partnership Agreements

 are in full force and effect, have not been amended or modified

 (except as provided in writing to Buyer), and there have been no breaches, defaults or notices thereof or events which with or without the passage of time or the giving of notice or both would constitute a breach or default or both by CCTS or, to the knowledge of Selling Group, any other partner thereto. Schedule

 I attached hereto sets forth CCTS's capital account balances in the Partnerships and such balances represent the percentage of the aggregate capital account balance of all partners in the

 Partnerships. Except as set forth on Schedule 2.6, CCTS has not received notice of any other partner's in the Partnerships

 intent to transfer or assign their interests in the

 Partnership. Except as set forth on Schedule 2.6, there is

 presently no notice pending which would require CCTS or any other partner to contribute additional capital to the

 Partnerships. CCTS or any other partner of a Controlled

 Partnership has never received any distributions from the

 Partnerships in excess of or less than CCTS's or such partner's pro rata entitlement thereto and no contributions of CCTS to the Partnerships have been returned by the Partnerships to

 CCTS. Schedule 2.6 contains a list of (a) all prior capital calls (dates, amounts and purposes of each), (b) all prior

 distributions of cash from the Partnerships to its partners,

 both since the date CCTS acquired its interest in each

 Partnership, (c) all dilutions of partners (and increase in partners' interests) resulting from a partner's failure to make a call for additional capital, (d) any notices or claims made with respect to clauses (a) through (c) by any partner

 including CCTS and (e) all transfers of partnership interests

 (by CCTS or any other partner) of a Partnership within the past three years.



     2.7 Authority. Selling Group and C-TEC have full power and authority to enter into this Agreement, to consummate the

 transactions contemplated hereby and to comply with the terms,

 conditions and provisions hereof.



     The execution, delivery and performance of this Agreement

 by Selling Group and C-TEC, including, without limitation, the deliveries and other agreements of Selling Group contemplated hereby, have been duly authorized and approved by the boards of directors of each member of Selling Group and C-TEC and do not require any further authorization or consent of any third party or of any governmental authority except as may be expressly set forth herein. This Agreement is, and each other agreement or instrument of Selling Group and C-TEC contemplated hereby will be, the legal, valid and binding agreement of Selling Group and

 C-TEC, enforceable in accordance with its terms except (a) as such enforceability may be limited by applicable bankruptcy,

 insolvency, reorganization, moratorium, fraudulent transfer or similar law  affecting the enforcement of creditors' rights generally, or (b) to  the extent that such enforceability is subject to the principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)

 (the "Enforceability Exceptions").



     Neither the execution nor the delivery of this Agreement

 nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of (a) the Certificates or Articles of

 Incorporation or ByLaws of Selling Group or the Companies or

 C-TEC, (b) the Certificates of Limited Partnership or

 Partnership Agreements of the Partnerships, or (c) any

 agreement, mortgage, debt instrument, indenture, franchise,

 license, permit, authorization, lease or other instrument,

 judgment, decree, order, law or regulation by which Selling

 Group, C-TEC, the Companies, the Controlled Partnerships or, to

 the best knowledge of Selling Group, the Minority Partnerships is bound, or result in the creation of any lien, security

 interest, charge or encumbrance upon any of the CCTS Shares,

 ICCTC Shares or Assets.



     2.8 Financial Statements. (a) Selling Group has heretofore provided to Buyer true, complete and correct copies of (i)

 audited
 balance sheets, statements of operations, partner's capital and cash flows (together with all notes and opinions thereto of independent auditors) for Northeast Pennsylvania SMSA Limited

 Partnership ("NEPA"), Allentown SMSA Limited Partnership

 ("Allentown"), Reading SMSA Limited Partnership ("Reading"),

 each a Delaware limited partnership, and PA5GP for the fiscal years ended December 31, 1988 through 1992 and drafts of the

 1993 audited financial statements in connection with NEPA and

 PASGP, (ii) audited balance sheets, statements of income and cash flows together with all notes and opinions thereto of

 independent auditors) for C-TEC, on a consolidated basis for the fiscal years ended December 31, 1988 through 1993, (iii)

 unaudited balance sheets, statements of operations, partner's capital and cash flows for PA3 Wireline Settlement Limited

 Partnership ("PA3LP") and PA4 Wireline Settlement Limited

 Partnership ("PA4LP"), each a Pennsylvania limited partnership,

 on an individual basis, for the fiscal years ended December 31,

 1988 through 1993, and (iv) unaudited balance sheets,

 statements of income and cash flows for CP, CCTS, CPS, CCCC, CP of I and ICCTC, on an individual basis, for the fiscal years ended December 31, 1988 through 1993, (collectively, the

 "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP and present fairly in all

 material respects the assets, liabilities, financial position and results of operations of the Systems and of each applicable entity as of their respective dates and for the respective

 periods covered thereby.



     (b) Selling Group shall provided to Buyer true and correct copies of unaudited interim balance sheets, statements of

 income, operations, partner's capital and cash flows for the

 Systems, on a consolidated basis, and for the Companies, each

 Partnership, CPS, CCCC and CP of I, on an individual basis, for each month and three month period (together with yeartodate statements) beginning with the statements for the month ending

 January 31, 1994 and through the month preceding the Closing

 (collectively, the "Interim Statements"). The Interim

 Statements shall be prepared in conformity with GAAP (except for required and normal yearend adjustments) and present fairly in all material respects the assets, liabilities, financial position and results of operations of the Systems and of each applicable entity as of their respective dates and for the

 respective periods covered thereby.



     2.9 Operations Since December 31, 1993.

     (a) Since December 31, 1993, there has been (i) no material adverse change in the Assets (individually or in the

 aggregate), the assets and operations of the Companies, the

 Controlled Partnerships or the Systems or, to the best

 knowledge of Selling Group, the Minority Partnerships, and, to

 the best knowledge of Selling Group, no fact or condition

 exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future other than

 Buyer's purchase and use of the CCTS Shares, ICCTC Shares and the Assets and conditions attributable to the overall economy and cellular telephone business in general and (ii) no damage, destruction, loss or claim, whether or not covered by insurance,

 or condemnation or other taking in excess of $10,000,

 individually or $50,000 in the aggregate, adversely affecting in any material respect the Assets, the assets and operations of the Companies, the Controlled Partnerships, the Systems or,

 to the best knowledge of Selling Group, the Minority

 Partnerships.



     (b) Since December 31, 1993, Selling Group, the Controlled

 Partnerships, the Companies and, to the best knowledge of

 Selling Group, the Minority Partnerships have conducted the

 Systems in the ordinary course of business consistent with

 existing operating procedures and practices. Without limiting the generality of the foregoing, since December 31, 1993,

 except as set forth on Schedule 2.9(b), neither Selling Group,

 nor the Companies nor the Controlled Partnerships nor, to the

 best knowledge of Selling Group, the Minority Partnerships

 have:



     (i) sold, leased, transferred or otherwise disposed of

 (except in the ordinary course of business), or mortgaged or pledged, or imposed or suffered to be imposed any lien, charge or encumbrance on, any of the Assets or the assets of the

 Companies or the Partnerships;



    (ii) canceled any debts owed to, or claims held by, Selling

 Group, the Companies or the Partnerships in connection with the

 Systems (including the settlement of any claims or litigation)

 other than in the ordinary course of business consistent with past practice;



     (iii) canceled or terminated any material contract,

 relationship, lease or agreement in connection with the Systems or entered into and become bound by any material contract,

 relationship, lease or agreement in connection with the Systems except Intercompany Agreements not set forth on Schedule 4.6;



     (iv) delayed payment of any account payable or other

 liability of the Systems beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with the past practice;



     (v) entered into, amended, waived or declared (or received a declaration of) default under any Contract; and



     (vi) made any agreements, written or oral, to perform any

of the above, other than this Agreement.



     2.10 No Undisclosed Liabilities. Selling Group and, to the

 best knowledge of Selling Group, the Minority Partnerships, are not subject to any material liability, commitment or obliga~ion

 (including, without limitation, unasserted claims whether known

 or
 unknown), whether absolute, contingent, accrued or otherwise,

 and the Companies and the Controlled Partnerships are not

 subject to any liability, commitment or obligation (including,

 without limitation, unasserted claims whether known or

 unknown), whether absolute, contingent, accrued or otherwise,

 in connection with the Systems, except as set forth in (a)

 Section 2.25 hereof, (b) Schedule 2.10 and (c) the Financial

 Statements (with respect to actual dollar amounts and not

 merely line items).



     2.11 Taxes. Selling Group, the Companies, the Controlled

 Partnerships and, to the best knowledge of Selling Group, the

 Minority Partnerships, have and will timely file all required federal, state, county and local income, excise, withholding,

 property, sales, use, franchise and other tax returns,

 declarations and reports with respect to or affecting the

 Systems which are required to be filed on or before the date hereof and the Closing, and have paid or reserved for all taxes which have become due pursuant to such returns or pursuant to any assessment which has become payable with respect to or

 affecting the Systems. All monies required to be withheld by

 Selling Group, the Companies, the Controlled Partnerships and,

 to the best knowledge of Selling Group, the Minority

 Partnerships from employees of the Systems for income taxes,

 social security, workmens' compensation, unemployment insurance and other payroll taxes have been collected or withheld, and either paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of Selling Group, the Companies, the

 Controlled Partnerships and, to the best knowledge of Selling

 Group, the Minority Partnerships. The returns, declarations and reports referred to in the previous sentences of this Section

 2.11 are or will be true and correct and reflect or will

 reflect accurately all taxable income or tax liabilities for the periods covered thereby. ~xcept as disclosed on Schedule

 2.11, Selling Group, the Companies, the Controlled Partnerships

 or, to the best knowledge of Selling Group, the Minority

 Partnerships have not received a notice that any examination of or proceeding with respect to any tax return or report relating to the Systems has been scheduled or conducted. There are no outstanding agreements or waivers extending the statutory

 period of limitations applicable to any tax return of Selling Group, the Companies, the Controlled Partnerships or, to the best knowledge of Selling Group, the Minority Partnerships.
Schedule 2.11 sets forth the Partnerships where a valid election under Section 754 of the Code has been made and is irrevocable.



     2.12 Availability of Assets and Leqality of Use. Except as

 set forth on Schedule 2.12, the Fixed Assets are in good

 operating condition, ordinary wear and tear excepted, and

 suitable for the use for which intended. All such assets and their uses conform in all material respects to all applicable laws, regulations, rules, ordinances, codes, licenses,

 franchises and permits (including, without limitation,

 electrical, building, zoning, environmental and occupational safety and health requirements), and no notice of any violation of any of such matters relating to the Assets or their use has been received by Selling Group. All Cellular Phones in possession of Selling Group, and, to the best of Selling
Group's knowledge, in possession of its customers, are in

 good and merchantable condition, contain a valid manufacturer's warranty, and the Cellular Phones in possession of Selling

 Group are of a level as customarily maintained by Selling

 Group. The Assets constitute all of the assets of CPS, CCCC and

 CP of I used or useful in the operation of the Systems. The

 Assets, together with the Entity Assets (as defined in Section

 2.13) constitute all of the assets used or useful in the

 operation of the Systems.



     2.13 Availability of Partnership and Company Assets and

 Legality of Use. The assets and properties of the Companies and the Partnerships (the "Entity Assets") contain all of the

 assets and properties used or useful by the Companies and the

 Partnerships in the conduct of the Systems, including without limitation the following:



    (a) Fixed Assets and Personal Propertv. All fixed assets and personal property of every type or description used or useful in connection with the Systems and owned, used or leased by the

 Companies, the Controlled Partnerships and, to the best

 knowledge of Selling Group, the Minority Partnerships,

 including without limitation, all transmitters/receivers,

 towers and antennas, switches and switching equipment, computer hardware and software used solely in connection with switches

 (including source and object codes), other leasehold

 improvements, and all spare parts, accessories and supplies related thereto ("Entity Fixed Assets"), incIuding, without limitation, the Entity Fixed Assets identified on Schedule

 2.13(a) attached hereto and made a part hereof.



     (b) Real Property. All real property (and any interest

 therein and improvements thereon) of the Companies, the

 Controlled Partnerships or, to the best knowledge of Selling

 Group, the Minority Partnerships ("Entity Real Property"),

 including, without limitation, the Entity Real Property

 identified on Schedule 2.13(b) attached hereto and made a part hereof.



     (c) Leases, Contracts, Options and Other Obligations. All

 leases, contracts, options, manufacturer's warranties and other rights and obligations related to the Systems or otherwise held by the Companies, the Controlled Partnerships or, to the best knowledge of Selling Group, the Minority Partnerships ("Entity

 Contracts"), set forth on Schedule 2.13(c) attached hereto and made a part hereof.



     (d) Licenses and Certificates. All authorizations, grants,

 permits and other licenses issued to the Companies, the

 Controlled Partnerships or, to the best knowledge of Selling

 Group, the Minority Partnerships, including, without

 limitation, all licenses and certificates issued by the FCC and the FAA and applicable State Commissions, in connection with the Systems, and all applications and construction permits related thereto ("Entity Licenses"), including, without limitation the Entity Licenses identified on Schedule 2.13(d)

 attached hereto and made a part hereof.



     (e) Current Assets. All current assets including, without

 limitation, cash, cash equivalents, marketable securities and trade and other accounts receivable, if any, of the Companies,

 the Controlled Partnerships or, to the best knowledge of

 Selling Group, the Minority Partnerships and related to the

 Systems ("Entity Current Assets").



     (f) Interests in Entities. All shares of stock and other

 evidence of ownership interests in any partnerships, joint

 ventures, corporations, subsidiaries or other entities,

 including, without limitation, all interests of CCTS in the

 Partnerships.



     (g) Cellular Telephone Units. All cellular telephone units and related components, spare parts and accessories, owned,

 used or leased by the Companies, the Controlled Partnerships or, to the best knowledge of Selling Group, the Minority

 Partnerships and either (i) related to the Markets and/or the

 Systems and either maintained in inventory or shipped by a

 supplier and enroute for delivery or (ii) related to the

 Markets and/or the Systems and in the custody of customers of the Systems (on a rented or leased basis) or repair or service personnel ("Entity Cellular Phones").



     (h) Other Assets and Riqhts. All Company, Controlled

 Partnership or, to the best knowledge of Selling Group,

 Minority Partnership accounting data including customer lists,

 supplier lists, customer account information, Intellectual

 Property Rights, minute books, stock transfer records,

 corporate seals and other books and records, and other tangible and intangible property related to the Systems and owned by the

 Companies, the Controlled Partnerships or, to the best

 knowledge of Selling Group, the Minority Partnerships.



     Except as set forth on Schedule 2.13(a), all of the Entity

 Fixed Assets owned by the Controlled Partnerships are in good operating condition, ordinary wear and tear excepted, and to the best knowledge of Selling Group, all Entity Fixed Assets owned by the Minority Partnerships are in good operating

 condition, ordinary wear and tear excepted. All Entity Fixed

 Assets owned by the Controlled Partnerships and, to the best knowledge of Selling Group, all Entity Fixed Assets owned by the Minority Partnerships and their uses conform in all

 material respects to all applicable laws, regulations, rules,

 ordinances, codes, licenses, franchises and permits (including,

 without limitation, electrical, building, zoning, environmental and occupational safety and health requirements), and no notice of any violation of any of such matters relating to the Entity

 Assets or their use has been received by Selling Group, the

 Controlled Partnerships or the Companies, or to the best

 knowledge of the Selling Group, the Minority Partnerships. All

 Entity Cellular Phones in possession of
 the Companies and the Controlled Partnerships, and to the best knowledge of Selling Group, all Entity Cellular Phones in

 possession of the Minority Partnerships and in possession of the Companies' or Partnerships' respective customers, are in good and merchantable condition, contain a valid manufacturer's warranty (except for those warranties that have expired by

 their terms), and the Entity Cellular Phones are of a level as customarily maintained by Selling Group. The Entity Assets

 constitute all of the assets of the Companies and Partnerships used or useful in the operation of the Systems.



     2.14 Real Property. (a) Owned Real Property. Schedule

 1.2(b), together with Schedule 2.13(b), contains a brief

 description of each parcel of real property owned by Selling

 Group, the Controlled Partnerships, SRHC and, to the best

 knowledge of Selling Group, the Minority Partnerships and used or useful in the Systems, and all such real estate owned by the

 Companies, (in each case showing the record title holder, legal description, location, improvements and any indebtedness

 secured by a mortgage or other lien thereon) and of each option held or given by Selling Group, the Controlled Partnerships,

 SRHC, the Companies or, to the best knowledge of Selling Group,

 the Minority Partnerships to acquire any real property used or useful in the Systems. True, complete and correct copies of all existing policies of title insurance, and documents referenced therein, available to Selling Group, the Controlled

 Partnerships, SRHC, the Companies and, to the best knowledge of

 Selling Group, the Minority Partnerships with respect to each such parcel have heretofore been delivered by Selling Group to

 Buyer. The applicable member of Selling Group, the Companies,

 SRHC, the Controlled Partnerships or, to the best knowledge of

 Selling Group, the Minority Partnerships has good and

 marketable title in fee simple absolute to all such real

 property and to all buildings, structur~es and other

 improvements thereon, in each case free and clear of all liens,

 claims, charges, encumbrances, security interests, mortgages,

 easements, defects in title, covenants and other restrictions or encroachments of any kind, except for liens for taxes not yet due and payable and except as set forth in such policies

 (none of which matters set forth therein affect in any material way the marketability of or detract from or interfere in any material respect with the existing use or enjoyment of the

 property subject thereto) or as otherwise shown on Schedule

 2.13(b) ("Permitted Exceptions"), and in each case such

 Permitted Exception has been reflected, to the extent that a value is ascertainable, as a Current Liability. All such real property and its use conform in all material respects with all laws, regulations, rules, ordinances, codes, licenses, deed restrictions and covenants of record, franchises and permits

 (including, without limitation, electrical, building, zoning,

 environmental and occupational safety and health requirements),

 and no notice of any violation of such matters relating to such assets or their use has been received by Selling Group, SRHC,

 the Companies, the Controlled Partnerships or, to the best

 knowledge of Selling Group, the Minority Partnerships.

          (b) Leased Real Property. Schedule 2.14(b) sets forth

 a list and brief description of each lease or similar agreement

 (showing the rental fees, expiration date, renewal and purchase options, if any, the improvements thereon, the uses being made thereof, and the location of the real property covered by such lease or other agreement) under which Selling Group, SRHC, the

 Companies, the Controlled Partnerships or, to the best

 knowledge of Selling Group, the Minority Partnerships, is

 lessee of, or holds or operates, any real property owned by any third party ("Leased Real Property") used or useful in

 connection with the Systems. True, complete and correct copies of all existing policies of title insurance, and documents

 referenced therein, available to Selling Group, SRHC, the

 Controlled Partnerships, the Companies and, to the best

 knowledge of Selling Group, the Minority Partnerships with

 respect to each such parcel have heretofore been delivered by

 Selling Group to Buyer. The applicable lessee has the right to quiet enjoyment of all such real property described in such

 Schedule 2.14(b) for the full term of each such lease or

 similar agreement (and any renewal option related thereto)

 relating thereto, and the leasehold or other interest of the applicable lessee in such real property is not subject or

 subordinate to any security interest, lien or mortgage except for liens for real estate taxes not yet due and payable. All rentals due and owing have been paid and accepted, and the

 applicable lessee is not in default or breach under said leases or agreements. Schedule 2.14(b) also contains a brief

 description of each lease or other agreement (including in each case the annual rental, expiration date and description of

 property covered) under which Selling Group, SRHC, the

 Companies, the Controlled Partnerships or, to the best

 knowledge of Selling Group, the Minority Partnerships, is

 lessor, assignor or sublessor of any real property.



     2.15 Accounts Receivable. All accounts receivables of the

 Companies, CPS, CCCC,CP of I, the Controlled Partnerships and,

 to the best knowledge of Selling Group, the Minority

 Partnerships in connection with the Systems have arisen from bona fide transactions by such entities in the ordinary course of business, none of such accounts receivable is subject to defense, counterclaim or set off, and none of the account

 debtors of such accounts receivables is C-TEC or an Affiliate thereof.



     2.16 Licenses. Schedule 1.2(d), together with 2.13(d),

 lists all authorizations, grants, permits and other licenses

 (collectively, "Seller Licenses") held by Selling Group (with respect to the Markets and the Systems), the Companies and the

 Partnerships on the date hereof, including, without limitation,

 all licenses or construction permits from the FCC and FAA, and all certificates from the State Commissions held by Selling

 Group (with respect to the Markets and the Systems), the

 Companies and the Partnerships and otherwise necessary for the operation of the Systems, correct copies of which have

 previously been delivered to Buyer. The applicable member of

 Sellin~ Group, the Companies and the Partnerships, as the case may be, is the exclusive holder of each of the Seller Licenses,

 all of which are in full force and effect and are not subject to any pending or threatened challenge,
 revocation, amendment or forfeiture. No default or breach exists with respect to any of the Seller Licenses and no event or condition exists which but for the lapse of time or notice or both would constitute a default or breach with respect to any of the Seller Licenses owned by the Companies, CPS, CCCC, CP of I or the Partnerships. True and correct copies of all reports relating to the Licenses have been and will be timely filed with the appropriate body, and true and correct copies of such reports have been and will be delivered to Buyer.



     2.17 Title to Property. Except as otherwise provided in

 Section 2.14, Selling Group, the Companies, the Controlled

 Partnerships and, to the best knowledge of Selling Group, the

 Minority Partnerships have good and marketable title to all of the Assets and Entity Assets, as the case may be, free and

 clear of all liens, claims, charges, encumbrances, security interests, mortgages, easements, defects in title, covenants and other restrictions of any kind. Delivery to Buyer on the

 Closing Date of the instruments of transfer contemplated by

 Section 1.9 will thereby transfer to Buyer good and marketable title to the Assets, free and clear of and subject to no liens,

 claims, charges, encumbrances, security interests, mortgages,

 easements, defects in title, covenants or other restrictions of any kind except for the Permitted Exceptions.



     2.18 Employee Relations. All persons who perform services

 for the operation of the Systems (except for Allentown and

 Reading) are employed by CPS and ICCTC. There are currently no employees utilized in connection with the Systems employed by

 CCTS, CCCC, CP, the Controlled Partnerships, and to the best knowledge of Selling Group, the Minority Partnerships. The

 Companies, the Controlled Partnerships and, to the best

 knowledge of Selling Group, the Minority Partnerships are not

 subject to any claim and have no liability, expense or

 obligation, accrued, contingent or otherwise, pertaining to or arising out of the employment of any individual prior to the date hereof. Neither Selling Group nor the Companies nor the

 Controlled Partnerships nor, to the best knowledge of Selling

 Group, the Minority Partnerships is a party or has ever been a party to any collective bargaining agreement. CPS and ICCTC have complied in all material respects with all applicable

 laws, rules and regulations which relate to prices, wages,

 hours, discrimination in employment and collective bargaining and to the operation of the Systems and are not liable for any arrears of wages or any taxes or penalties for failure to

 comply with any of the foregoing. Selling Group believes that the respective relations of CPS and ICCTC with the Systems'

 employees are good. To the best of Selling Group's knowledge,

 there has been no union organizing effort within the last five

 (5) years in connection with the operation of the Systems and there have been no strikes, lockouts, slowdowns or similar work stoppages affecting the employees in connection with the

 Systems. Any pension or profit sharing plan, including, without limitation, all multiemployer plans, to which Selling Group contributes and the Systems' employees participate complies fully with the provisions of the Employee Retirement Income

 Security Act of 1974 and the Multi-

 Employer Pension Plan Act Amendments of 1980, and all such

 plans, which are listed on Schedule 2.18, are fully funded and contain no withdrawal liability. Schedule 2.18 also lists all employment agreements, policy manuals and other written

 understandings with employees (including covenants not to

 compete) (true and correct copies of which have been provided to Buyer) and also lists all employees and independent sales representatives of the Systems whose gross salary (including commissions) exceeded $25,000.00 during the 1992 or 1993

 calendar year and are expected to exceed such amount for the

 1994 calendar year.



     2.19 Status of Contracts. Each of the Contracts and Entity

 Contracts constitutes a legal, valid and binding obligation of the parties thereto subject to the Enforceability Exceptions and is in full force and effect, has not been amended or

 modified and, with respect to the Contracts, may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Selling

 Group, the Companies, the Controlled Partnerships and, to the

 best knowledge of Selling Group, the Minority Partnerships, as the case may be, is not in, or alleged to be in, breach or

 default under, nor is there or is there alleged to be any basis for termination of, any of the Contracts, Entity Contracts or

 Partnership Agreements and, to the best knowledge of Selling

 Group, no other party to any of the Contracts, Entity Contracts or Partnerships has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or

 both, would constitute such a default or breach by Selling

 Group, the Companies, the Controlled Partnerships or, to the

 best knowledge of Selling Group, the Minority Partnerships, or,

 to the best of the knowledge of Selling Group, by any such

 other party. Selling Group, the Companies, the Controlled

 Partnerships or, to the knowledge of Selling Group, the

 Minority Partnerships is not currently renegotiating any of the

 Contracts or Entities Contracts and is not paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Contracts and Entity Contracts have

 heretofore been delivered to Buyer by Selling Group. Neither the Companies nor Partnerships has any liability under any of the terminated Intercompany Agreements.



     2.20 No Violations, Litiqation or Requlatory Action.



     (a) Selling Group, the Companies, the Controlled

 Partnerships and, to the best knowledge of Selling Group, the

 Minority Partnerships have complied in all material respects

 (except relating to the FCC or State Commissions in which case such compliance is in all respects) with all laws, regulations,

 rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, state,

 municipal or other government, governmental department,

 commission, board, bureau, agency or
 instrumentality which are applicable to the Assets, the Entity

 Assets or the Systems;



     (b) Except as disclosed on Schedule 2.20, there are no

 lawsuits, claims, suits, proceedings or investigations pending or, to the best knowledge of Selling Group, threatened aqainst or affecting Selling Group (relating to the Systems), the

 Companies or the Partnerships, and there are no lawsuits,

 claims, suits or proceedings pending in which Selling Group

 (relating to the Systems), the Companies or the Partnerships is

 the plaintiff or claimant; and



     (c) There is no action, suit or proceeding pending or, to

 the best knowledge of Selling Group, threatened which questions the legality or propriety of the transactions contemplated by this Agreement or which may have an adverse effect on Selling

 Group's ability to perform its obligations hereunder.



     2.21 Environmental Matters. Selling Group (with respect to the Systems), the Companies, the Controlled Partnerships and,

 to the best knowledge of Selling Group, the Minority

 Partnerships are conducting (and each has at all times

 conducted) its business and operations in compliance with all

 Environmental Legal Requirements (as defined below) and there is no pending or, to the best knowledge of Selling Group,

 threatened, civil or criminal litigation, notice of violation,

 notice as a "potentially responsible party" (as such term is defined under the Comprehensive Environmental Response,

 Compensation Liability Act, as amended) or lien, or

 administrative proceeding relating to Environmental Legal

 Requirements involving the Systems, the Companies, the

 Controlled Partnerships and, to the best knowledge of Selling

 Group, the Minority Partnerships. Selling Group (with respect to the Systems), the Companies, the Controlled Partnerships

 and, to the best knowledge of Selling Group, the Minority

 Partnerships have obtained from every governmental body,

 including, without limitation, the United States Environmental

 Protection Agency and the Environmental Protection Agencies of

 the States of Pennsylvania and Iowa, as the case may be, all approvals, consents, licenses, permits and orders necessary to operate its respective businesses and operations as currently operated. Neither Selling Group nor the Companies nor the

 Controlled Partnerships nor, to the best knowledge of Selling

 Group, the Minority Partnerships have transported, either

 onsite or offsite, Hazardous Substances (as defined below) or arranged for the transportation of such Hazardous Substances to any location which is the subject of Federal, state or local enforcement actions, inquiries or other investigations. Neither

 Selling Group nor the Companies nor the Controlled Partnerships

 nor, to the best knowledge of Selling Group, the Minority

 Partnerships have treated, stored for more than ninety (90)

 days, recycled or disposed of any Hazardous Substances on any property now or previously owned or leased by Selling Group (in connection with the Systems) or the Companies or the

 Partnerships, nor has anyone else treated, stored for more than ninety (90) days, recycled or disposed of Hazardous Substances on any property now or
 previously owned or leased by Selling Group in connection with the Systems) or the Companies or the Partnerships. There are no

 storage tanks (above or below ground) located on any of the

 Real Property or Entity Real Property. The Selling Group has no

 knowledge of any remediation costs incurred by Selling Group,

 the Companies or the Partnerships in connection with any of the Real Property, Entity Real Property or Leased Real Property

 to the Companies or Partnerships. True and correct copies of all envlronmental assessments previously prepared in connection with the Real Property, Entity Real Property and Leased Real

 Property have been delivered by Selling Group to Buyer. The term "Environmental Legal Requirement" shall mean any

 applicable federal, state or local law, statute, rule,

 regulation or ordinance relating to public health, safety or the environment, lncluding, without limitation, relating to releases, discharges or emissions to air, water, land or

 groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of solid or

 Hazardous Substances or to exposure to toxic or hazardous

 Substances, to the handling, transportation, discharge or

 release of gaseous or liquid substances. The term hazardous

 Substance" shall mean any hazardous or toxic material,

 substance or waste which is defined by those or similar terms or is regulated as such under any federal, state or local

 authority having jurisdiction over the use or ownership of the real property previously or currently used in or related to the

 Systems, the Companies or Partnerships.



     2.22 Insurance. Schedule 2.22 sets forth a list and brief

 descriptlon (including policy numbers, insurers, nature of

 coverage, limits, deductibles, premiums, carriers, claims

 pending under any other insurance policy, and effective and termination dates) of all policies of insurance maintained,

 owned or held by Selling Group, the Companies, the Controlled

 Partnerships and, to the best knowledge of Selling Group, the

 Minority Partnerships on the Assets and Entity Assets on the

 date hereof. Selling Group, the Companies and the Partnerships shall keep such insurance or comparable insurance in full force and effect through the Closing Date. Selling Group, the

 Companies, the Controlled Partnerships and, to the best

 knowledge of Selling Group, the Minority Partnershlps, as the

 case may be, has complied with each of such insurance policies and has not failed to give any notice or present any claim

 thereunder in a due and timely manner. Selling Group has

 delivered to Buyer correct and complete copies of each such insurance policy and of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Assets and Entity Assets.



    2.23  Subscribers and Covered Population.  As of February
28, 1994, Selling Group, the partnerships and the Companies

 have in excess  of  32,000  Subscribed Units (as  defined

 herein) after adjusting the number of such Subcribed Units for CCTS's pro-rata share of the Partnerships and CP of I's pro-rata share in ICCTC. As defined herein, the term
"Subscribed Units" shall mean a cellular telephone used by a Systems subscriber to the relevant service at the regular monthly rate for such service, where such subscriber has been making regular payments as a

 subscriber at tariffed rates without discount (except for

 discounts for service and equipment in the usual and ordinary course) and such subscriber has been a paying customer of

 Selling Group, the Partnerships or the Companies, and has not

 been in default under any of its obligations under its

 subscriber agreement, for at least the past sixty (60) days. As of such date, the Partnerships and the Companies cover a

 population of 2,579,356, based on 1990 U.S. Census Data, in accordance with FCC rules and regulations.



     2.24 Customers. Selling Group, the Companies, the

 Controlled Partnerships or, to the best knowledge of Selling

 Group, the Minority Partnerships have received no written

 notice that there exists an actual or threatened termination,

 cancellation or litigation of, or any materially adverse

 modification or change in, the business relationship of Selling

 Group, the Companies, the Controlled Partnerships or, to the

 best knowledge of Selling Group, the Minority Partnerships with any customer that individually or in the aggregate constituted five percent (5%) or more of the revenues of the Systems

 ("Significant Customers") in 1993, and there exists no present condition or state of facts or circumstances, involving

 Significant Customers which Selling Group has notice which

 would materially adversely affect the Systems or prevent

 Selling group, the Companies, the Controlled Partnerships or,

 to the best knowledge of Selling Group, the Minority

 Partnerships from operating the Systems after the consummation of the transactions contemplated by this Agreement in

 essentially the same manner in which it has heretofore been operated by Selling Group, the Companies and the Partnerships,

 except as affected by the transactions contemplated hereby.



     2.25 Known Liabilities. The sole liabilities, commitments

 and obligations (whether actual or contingent) of the

 Companies, the Controlled Partnerships and, to the best

 knowledge of Selling Group, the Minority Partnerships are, and

 as of the Closing Date will be, as follows:



     (a) all obligations related to the Contracts set forth on

 Schedule 1.2(a) and Entity Contracts set forth on Schedule

 2.13(d) attached hereto or otherwise expressly agreed to be assumedby Buyer in writing;

     (b) all service obligations of the Companies and

 Partnerships to customers of the Systems under standard

 subscriber agreements relating to service performed or to be performed, a standard form of which has been provided to Buyer;



     (c) all obligations of the Companies and Partnerships under the Licenses arising after the date hereof; and



     (d) all liabilities which under GAAP would be required to

 be recorded as a current liability on the books and records of the Companies and Partnerships and which are included in the definition of Current Liabilities, and such liabilities are fully stated in their actual amount in the Working Capital

 Adjustment.



     All obligations, services and duties under those items set forth in (a) through (d) above have been fully and

 satisfactorily performed by the Companies, the Controlled

 Partnerships and, to the best knowledge of Selling Group, the

 Minority Partnerships through the date hereof and will be fully and satisfactorily performed by the Companies and Partnerships through the Closing Date. Except for those items listed in (a)

 through (d) above, as of the date hereof there is, and as of the Closing Date there will be, no liabilities, commitments or obligations of the Companies, the Controlled Partnerships or,

 to the best knowledge of Selling Group, the Minority

 Partnerships except for those which are required to be recorded as a current or long term liability of the Companies or

 Partnerships under GAAP and reflected on the Working Capital

 Adjustment.



     2.26 Intellectual Property. Schedule 2.26 is a true and

 complete list of all copyrights, trademarks, service marks,

 trade names, patents, business names and other similar

 intangible property rights and interests (hereinafter sometimes individually and collectively referred to as the "Intellectual

 Property Rights") applied for, issued to or owned by the

 Selling Group, Companies or Partnerships under which the

 Selling Group, Companies or Partnerships are licensed or

 franchised and used in the conduct of the Systems and

 operations thereof, all of which are valid and in good standing and uncontested, except as disclosed on Schedule 2.26. Selling

 Group has delivered to Buyer copies of all documents

 establishing the Intellectual Property Rights. Except as

 disclosed on Schedule 2.26, the Selling Group, Companies or

 Partnerships, by ownership or use of the Intellectual Property

 Rights, is not infringing uponor otherwise acting adversely to any copyright, trademark, trademark rights, service marks,

 service names, trade names, patents, patent rights, licenses,

 trade secrets or franchises owned by any person or persons, and there is no such claim or action pending, or to the best

 knowledge of the Selling Group threatened, with respect

 thereto.



     2.27 Broker or Finder. Neither Selling Group, the

 Companies, the Partnerships nor any party acting on their

 behalf has paid or become obligated to pay any fee or

 commission to any broker, finder or intermediary for or on

 account of the transactions contemplated by this Agreement.



     2.28 C-TEC Ownership/Guarantees. C-TEC or any member of its consolidated group (except for the Companies and Partnerships)

 does not own any assets or rights (other than the stock of CP and the Assets) including, without limitation, fixed assets,

 current assets, real property, contract rights, licenses or any other assets or rights of any kind or nature whatsoever, used or useful in connection with the Markets or the Systems other than rights under the Systematics Agreement. Neither the

 Selling Group, the Companies or the Partnerships or any

 Affiliate thereof has
 guaranteed all or any portion of the Motorola Debt, RFTC Debt,

 CLNS Debt or any other debt or obligation of any third party including, without limitation, any debt or obligation of any other member of the Selling Group, the Companies or the

 Partnerships.



     2.29 Inventory. All Cellular Phones in inventory are of

 good, merchantable and usable quality, salable in the ordinary course of business. The volume and variety of Cellular Phones in inventory is consistent with the historical and customary operating procedures of the Selling Group, the Partnerships and

 Companies. The inventory of Cellular Phones is reflected on the financial statements of the Selling Group at the lower of cost

 (on a first in, first-out basis) or market value.



     2.30 Construction of Iowa System. The IA System constructed prior to the Closing Date, for which construction Buyer

 acknowledges Selling Group purchased Motorola equipment and other used equipment and materials, has been constructed and completed in accordance with the standards, quality, guidelines and procedures customary in the industry and previously used by

 Selling Group in the construction of the System as a whole and in accordance with the construction plan and schedule set forth in section 5.6.



     2.31 Disclosure. To the best knowledge of Selling Group,

 none of the representations or warranties of Selling Group

 contained herein, none of the information contained in the

 Schedules referred to in Article 2, and none of the other

 information or documents furnished or to be furnished to Buyer or any of its representatives by Selling Group or its

 representatives, is false or misleading in any material respect or omits to state a fact here or therein necessary to make the statements herein or therein not misleading in any material respect.





                                 ARTICLE 3

      REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER



    As an inducement to Selling Group to enter into this

 Agreement and to consummate the transactions contemplated

 hereby, Buyer hereby represents, warrants and covenants to

 Selling Group and agrees as follows:



     3.1 Orqanization of Buyer. Buyer is a corporation duly

 organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and

 authority to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted.



     3.2 Authority of Buyer. Buyer has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.



     The execution, delivery and performance of this Agreement

 by Buyer, including, without limitation, the deliveries and other agreements of Buyer contemplated hereby, have been duly authorized
and approved by its board of directors and do not require any further authorization or consent of any third party or of any governmental authority except as expressly set forth herein.

 This Agreement is, and each other agreement or instrument of

 Buyer contemplated hereby will be, the legal, valid and binding agreement of Buyer, enforceable in accordance with its terms except for the Enforceability Exceptions.



     Neither the execution and delivery of this Agreement nor

 the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of the Certificate of incorporation or

 ByLaws of Buyer, or any agreement, mortgage, debt instrument,

 indenture, franchise, license, permit, authorization, lease or other instrument, judgment, decree, order, law or regulation by which Buyer is bound.



     3.3 No Broker or Finder. Neither Buyer nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on

 account of the transactions contemplated by this Agreement.



     3.4 Investment Representation. Buyer is purchasing the CCTS

 Shares and the ICCTC Shares for its own account and without any present view to distribute or resell same, except as permitted under section 11.4(a) hereof.



     3.5 Financinq. Buyer will have sufficient financing with

 which to consummate the transactions contemplated hereby and agrees that it will not qualify any application submitted to the FCC for the transfer of the Licenses with respect to any financing contingency.



                                ARTICLE 4

                 ACTIONS PRIOR TO THE CLOSING DATE



     The respective parties hereto covenant and agree to take

 the following actions between the date hereof and the Closing

 Date:



     4.1 Investiqation of Sellinq Group and Companies bY Buyer.

 Buyer acknowledges that the initial phase of its due diligence investigation of Selling Group, described as Phase I due

 diligence in that certain Letter of Intent dated February 4,

 1994 between Buyer and C-TEC ("Letter of Intent"), has been completed. Upon execution of this Agreement, Buyer shall

 proceed with its Phase II due diligence review as described in the Letter of Intent. In connection therewith, Selling Group shall afford to the officers, employees and authorized

 representatives (including, without limitation, independent public accountants and attorneys) of Buyer and its financing sources reasonable access and opportunity to conduct and

 complete its Phase II due diligence review, including, without limitation, a review of all books and records relating to the

 Systems, contracts, income tax returns, physical inspection of the Assets and Entity Assets (including the Real Property and

 Entity Real Property for the purpose of conducting an

 environmental
 audit, if necessary, and to inspect the Fixed Assets and Entity

 Fixed Assets), and the right to contact and communicate with

 Systems' employees, customers, vendors, suppliers, independent contractors, representatives and others having a business

 relationship with the Systems, including, without limitation,

 the other partners and managing partners of the Partnerships.

 Selling Group shall furnish to Buyer and its authorized

 representatives such additional information concerning the

 Assets, Entity Assets and the Systems as shall be reasonably requested, including, without limitation, all such information as shall be necessary to enable Buyer and its representatives to verify the accuracy of the representations and warranties contained in Article 2, and to determine whether the conditions set forth in Article 6 have been satisfied. Buyer understands that the Closing is not conditioned on the completion of or satisfaction with its due diligence review (either Phase I or

 Phase II) except to the extent of the existence of defects in excess of the Due Diligence Threshold (as defined and more

 specifically set forth in Section 6.5). Buyer agrees to use its reasonable best efforts to complete its Phase II due diligence review within a reasonable period of time from the date hereof but nothing shall prohibit such review from continuing until the Closing if Buyer, in its reasonable judgment, believes that this is necessary. Buyer shall be responsible for all of its costs and expenses relative to its acquisition review. Buyer agrees that it will keep and maintain any and all information obtained by it, its agents and counsel confidential, and will not make use of any such information other than for its

 evaluation of the transactions contemplated by this Agreement.

 Buyer shall return all written information to Selling Group in the event that the transactions contemplated by this Agreement do not occur.



     4.2 Preserve Accuracy of Representations and Warranties.

 Each of the parties hereto shall refrain from taking any action which would render any representation, warranty or covenant contained in Article 2 or 3 of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any (a) event or condition which would render any

 representation or warranty set forth in Article 2 or 3 untrue or in breach or would cause any covenant in Article 2 or 3 to be unfulfilled or (b) any action, suit or proceeding that shall be instituted or threatened against such party to restrain,

 prohibit or otherwise challenge the legality ofany transaction contemplated by this Agreement. In addition, Selling Group

 shall update all Schedules and Exhibits when facts and

 circumstances change to warrant such updates to make such

 Schedules and Exhibits accurate. Not in limitation of the

 foregoing, between the date of execution of this Agreement and the Closing Date, Selling Group shall not make any material changes in connection with the Systems without first obtaining the prior written approval of Buyer, which approval shall not be unreasonably withheld. Not in limitation, but in furtherance of the foregoing, without the prior written approval of Buyer,

 Selling Group, the Controlled Partnerships or the Companies

 shall not (a) move any antenna or office site or enter into or terminate any lease for any site in connection with the PA

 System and enter into or terminate any lease for any site in connection with the IA System where the
 annual rentals exceed $10,000 and the term exceeds 5 years

 (unless such lease could be terminated by tenant on 90 days or less notice without penalty), (b) enter into any agreements to purchase Cellular Phones, transmitters, switches, antennas or other equipment, other than in connection with the construction of the IA System pursuant to Section 5.6 hereof, in excess of

 $100,000 individually or $500,000 in the aggregate, (c)

 materially change billing practices or rates, (d) change

 salaries, bonuses or compensation structure of any employee,

 (e) terminate or move to another Selling Group, Partnership or

 Company operation any employee listed on Schedule 2.18, (f)

 issue any additional shares or partnership interests in t~e

 Companies or Partnerships, (g) redeem any shares or partnership interests in the Companies or Partnerships, (h) merge,

 liquidate, consolidate, reorganize or change the organic

 structure of any of the Partnerships or Companies, (i) make any dividend or distribution from any of the Companies or

 Controlled Partnerships in violation of the provisions of any

 Partnership Agreement or applicable law, (j) borrow any money on behalf of such entities other than in the ordinary course of business, provided, that (1) in no event shall such entities incur any longterm liabilities (due and payable in one (1) year or more) and (2) any liabilities incurred by such entities

 shall be included as a Current Liability in the calculation of the Working Capital Adjustment, (k) amend or change the

 Certificate of Incorporation or ByLaws of any of the Companies

 or Partnership Agreements or Certificates of Limited

 Partnership of any of the Partnerships or (1) make any

 commitment or agreement with respect to the foregoing.



     4.3 Consents and Approvals. Promptly (and in any event

 within ten (10) business days) after the execution hereof,

 Selling Group and Buyer shall prepare and file, and cooperate with each other in so doing, the necessary transfer and consent to assignment applications with the FCC to transfer the

 Licenses and Entity Licenses from Selling Group to Buyer.

 Selling Group shall use its best efforts promptly to obtain all other consents from parties to Contracts and Entity Contracts

 (without increasing any financial or other burden on the

 assignee) and all consents, amendments or permits from

 governmental authorities which are required by the terms

 thereof, this Agreement or otherwise for the due and punctual consummation of the transactions contemplated by this

 Agreement, provided that C-TEC and the Selling Group shall

 obtain all consents required from affiliates of Selling Group

 (including SRHC and Paging Plus, Inc.) that are parties to the

 Intercompany Agreements. Selling Group shall also cooperate with and assist Buyer and its authorized representatives in order to provide an efficient transfer of the control and

 management of the Systems and to avoid any undue interruption in the activities and operations of the Systems following the

 Closing Date except for the transactions contemplated hereby.



     4.4 FCC Compliance. The parties agree that, notwithstanding any provision of this Agreement, Buyer shall not, prior to the

 Closing Date, directly or indirectly control, supervise, or direct the operation of the Systems. The parties further agree to
 cooperate in good faith and shall take all steps as may be

 necessary or proper to expeditiously and diligently prosecute the assignment application filed with the FCC to a favorable conclusion (subject to Section 10.1) including, but not limited to, the following: (a) appealing or seeking reconsideration of any FCC denial of such assignment application, or conditional grant; (b) satisfying any conditions imposed upon such grant;

 and (c) taking all other actions necessary or appropriate to bring about the transactions contemplated by this Agreement;

 provided, however, such actions do not materially alter the benefits or burdens of either party under this Agreement.



     4.5 No Public Announcements. Neither of the parties hereto shall, without the approval of the other party (which may not be unreasonably withheld), make any press release or other

 public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law or applicable rules or regulations of governmental or regulatory agencies (such as the SEC or

 NASDAQ), in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually

 agreeable release or announcement to be issued.



     4.6 Termination of Intercompany Aqreements. As of the

 Closing Date, all agreements, commitments and other obligations between Selling Group, the Companies, the Partnerships and

 their affiliates ("Intercompany Agreements") set forth on

 Schedule 4.6 hereof shall be assumed by Buyer. All other

 Intercompany Agreements shall be terminated without penalty to

 Buyer, Selling Group, the Companies or the Partnerships, as the

 case may be.



     4.7 Environmental Surveys. Buyer may, at its sole cost and expense, engage an environmental consulting firm of good

 reputation in the industry to conduct a phase I environmental assessment of each parcel of Real Property, Entity Real

 Property and Leased Real Property included in the Assets or

 Entity Assets (or otherwise used in the Systems or otherwise by the Companies or Partnerships) (the "Environmental Review") to

 determine what remedial actions, if any, are necessary to cause any applicable entity to be in compliance with the

 Environmental Legal Requirements. If such Environmental Review indicates that a phase II environmental assessment or any

 remedial actions are reasonably necessary to comply with the

 Environmental Legal Requirements, Buyer shall notify Selling

 Group in writing of the actions required and the estimated

 costs of such actions ("Remediation Costs"). Selling Group

 shall promptly engage reputable and recognized environmental engineers to cause the applicable entity to be in compliance with all Environmental Legal Requirements and Selling Group shall pay all Remediation Costs (without any Working Capital

 Adjustment or other adjustment to the Purchase Price). If the total Remediation Costs exceed the Due Diligence Threshold (as defined in Section 6.5) and the remediation associated

 therewith cannot be completed in full by the Closing, Buyer shall have the option to (a) terminate this Agreement and its obligations hereunder without any liability, cost or p~nalty whatsoever, (b) delay the Closinq until said remediation is completed in its reasonable satisfaction or (c) proceed to

 Closing but increase the Holdback in an amount equal to 110% of the good faith estimate of the Remediation Costs.



     4.8 Hart-Scott-Rodino Act Filings. Selling Group and Buyer

 shall each cooperate and use all reasonable efforts to prepare and file with the Federal Trade Commission ("FTC") and the

 Antitrust Division of the United States Department of Justice

 ("DOJ") and other regulatory authorities, within twenty ~20)

 days after the execution and delivery of this Agreement, all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to satisfy the requirements of the Hart-Scott-Rodino Antitrust

 Improvements Act of 1976, as amended (the "Hart-Scott Act")

 with respect to the transactions contemplated hereby. Selling

 Group and Buyer  will keep the other party apprised of the

 status of any inquiries made of such party by the FTC, the DOJ or any other governmental agency with respect to this Agreement or the transactions contemplated hereby.



     4.9 Exclusive Dealinq. Selling Group and its Affiliates

 shall deal exclusively with Buyer with respect to the sale of the Assets, CCTS Shares or ICCTC Shares, the Entity Assets of

 the Controlled Partnerships, and use their reasonable efforts to cause the Minority Partnerships not to sell their Entity

 Assets, and shall not solicit, encourage or entertain offers or inquiries (nor shall Selling Group or any of its affiliates authorize or permit any director, officer, employee, attorney,

 accountant or other representative or agent to solicit,

 encourage or entertain offers or inquiries) from other possible acquiring companies, persons or entities, provide information to or participate in any discussions or negotiations with any companies, persons or entities with a view to an acquisition of all or substantially all of the CCTS Shares, ICCTC Shares,

 Entity Assets or Assets.



     4.10 Title Insurance and Surveys. Selling Group shall

 cooperate fully with and assist Buyer in the procurement as soon as practicable, but in no event later than thirty (30)

 days, after the date hereof, of (a) title insurance commitments for an ALTA Owners Form policy ("Commitments"), issued by a title insurance company mutually agreed on by the parties,

 committing to insure Buyer's title and showing Selling Group,

 the Companies or the Partnerships, as the case may be, in title to the Real Property and Entity Real Property together with any of the Leased Real Property requested by Buyer, in such amounts and with extended coverage, 3.1 zoning and such additional

 endorsements as Buyer may reasonably request subject only to

 Permitted Exceptions, and (b) current plats of survey

 ("Surveys") of each parcel of the real property set forth on

 Schedules 1.2(b) and 2.13(b) made by licensed surveyors and certified to Buyer and Buyer's lender, if any, as having been made in compliance with 1986 ALTA standards. At Closing, Buyer shall receive ALTA owners title insurance policies consistent with the Commitments and the Surveys. Buyer shall pay all costs in connection with the procurement of such Commitments,

 policies based thereon and the Surveys. Seller shall assist and cooperate with

 Buyer in the procurement of all such policies and Surveys and shall execute and deliver at Closing all other documents and instruments necessary to transfer the Real Property to Buyer subject only to Permitted Exceptions, including, without

 limitation, real estate transfer tax declarations, FIRPTA

 affidavits, environmental disclosure reports, if required, and such other documents and instruments necessary or required to transfer the Real Property to Buyer.



     4.11 Tax Clearance. As soon as practicable from the date

 hereof, Selling Group shall provide appropriate notices to the

 Department of Revenue of the State of Pennsylvania ("PADOR")

 and the Department of Revenue of the State of Iowa ("IADOR")

 (PADOR and IADOR are sometimes hereinafter collectively

 referred to as the "Departments") in order to procure a

 Corporate Clearance Certificate from PADOR in connection with

 CP, CPS and CCCC, a Lien Certificate from PADOR in connection with CCTS and a Tax Clearance Letter from the IADOR in

 connection with CP of I and ICCTC. At the Closing, Selling

 Group shall provide to Buyer either (i) evidence of a stop

 order from the Departments and/or a receipt from the

 Departments evidencing that no amounts are owed by Selling

 Group to either or both Departments, (ii) statements from

 either or both Departments stating the amounts which are owed by Selling Group (the "Deficiency") or (iii) an estimate

 mutually agreed to by the parties of such liability (the

 "Estimate"). Any portion of the sum of the Estimate or

 Deficiency in excess of $100,000 shall be withheld from the

 Purchase Price and be paid by Buyer to the Deposit Escrow Agent as set forth in Section 1.5(c)(ii) to be held as part of the

 Bulk Sales Deposit pursuant to the Holdback/Bulk Sales Escrow

 Agreement. The Holdback/Bulk Sales Escrow Agreement shall

 provide that the Bulk Sales deposit will be released to Selling

 Group and/or the Departments, as the case may, be in accordance with the various final releases received from said Departments.



                                ARTICLE 5

                            OTHER AGREEMENTS



     5.1 NonCompetition Aqreements. At the Closing, each member of Selling Group shall enter into a NonCompetition Agreement

 (the "NonCompetition Agreement") providing that each such

 entity, its officers, directors, shareholders and Affiliates shall not (a) own, conduct, sell or act as an agent for the sale of, invest in, lcan to, guaranty the debt of or otherwise finance, or have any direct or indirect interest in any

 business providing wireless telecommunications and data

 services, including, without limitation, PCS and SMR, but

 excluding basic telephone service, paging service (but not

 excluding paging service bundled with cellular service), cable television or fiber optic transmission services within the

 boundaries of (i) the States of Pennsylvania and Iowa for a period of two (2) years after the Closing and (ii) the Markets for a period of three (3) years after the Closing, provided,

 however, that the ownership of securities of any company owning or operating a business referred to above is permitted if such securities are publicly traded on a national securities market and constitute less than five percent (5%) of the outstanding stock thereof and do not constitute control over such company,

 (b) solicit employees and agents thereof for the same period and (c) utilize confidential and proprietary data with respect to the cellular telephone business for a period of ten (10)

 years from the Closing. The NonCompetition Agreement shall

 contain such other terms and provisions as are mutually

 acceptable to Buyer and Selling Group.



     As used in this Agreement, "Affiliate" of a Person shall

 mean any other Person directly or indirectly owning,

 controlling or holding, with power to vote, t'en percent (10%)

 or more of the outstanding voting securities of such firstnamed

 Person; and any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly

 controlled by or under common control with or of such

 firstnamed Person. As used herein, the term "control," together with "controlled," "controlling" or similar variants used

 herein, means the possession, directly or indirectly, of the power to direct or cause the direction and management and

 policies of a Person, whether through the ownership of voting securities, by contract or otherwise and includes all directors and executive officers thereof. Notwithstanding the foregoing,

 as used in this Section 5.1, the definition of "Affiliate"

 shall be the same as set forth in this paragraph except that it will not include passive investors in C-TEC whose ownership interest is less than fifty percent (50%) of the issued and outstanding common stock as of the date hereof. Further, the

 Non Competition Agreement contemplated by this Section 5.1

 shall only be binding on Peter Kiewit ~ Sons, Inc. ("Kiewit")

 within the Markets and with respect to the specific properties contemplated by the Swap and shall not apply to non-C-TEC

 subsidiaries and Affiliates owned by Kiewit the shares of which are publicly traded on a national securities market.



     "Person" shall mean an individual, partnership,

 corporation, association, joint venture, trust or other entity.



     5.2 Selling Group's Employees. On and as of the Closing

 Date, Selling Group will take all action necessary to terminate the employees of CPS and ICCTC who performed services on behalf of the Systems. In addition, on the Closing Date, the Selling

 Group shall (a) cause to be paid to such employees of CPS and

 ICCTC all payroll sums, including, without limitation, vacation pay, "golden parachute", retiree medical, or other benefits due to them through the close of business on the Closing Date or arising thereafter and shall indemnify, defend and hold

 harmless Buyer from and against all Indemnifiable Damages (as defined in Section 9.1) resulting or arising from such sums or from the termination of employment. All such payments, to the extent not made in full by the Selling Group, shall be

 considered a Current Liability for purposes of the Working

 Capital Adjustment. Buyer may, in its sole discretion and

 without obligation, commencing within ten (10) days prior to the Closing, offer employment to employees of the Systems on terms and conditions unilaterally proposed by Buyer effective on the Closing Date. Effective the Closing Date, the Selling

 Group shall
 terminate, without penalty, all benefit and welfare plans

 applicable to the Companies and Partnerships and shall provide to all such employees a rollover or distribution of any vested and other benefits and sums to which such employees may be

 entitled. Buyer shall provide to all employees hired as of the

 Closing Date coverage under benefit and welfare plans

 established by Buyer to the fullest extent such coverage is available to each such employee pursuant to the terms of such benefit and welfare plans it being understood that (a) this agreement is not intended to benefit any third party, (b) there may be gaps in coverage to new ICN employees imposed by the insurance company (such as waiting periods, pre existing

 conditions etc.) and (c) nothing contained herein shall relieve the Selling Group of any liability to any employee for claims,

 benefits or other obligations owing to employees relating to

 Periods prior to the Closing.



     5.3 Assiqnment of Cellular Billinq Services. If permitted

 by law and pursuant to the terms thereof, at Closing, C-TEC will assign to Buyer all rights of C-TEC with regard to

 cellular billing services provided to C-TEC under the

 Systematics Agreement. If such assignment is not permitted

 pursuant to the terms of the Systematics Agreement (and no

 amendment of the Systematics Agreement is possible to allow for such assignment) or by law, C-TEC will use its best efforts to assist Buyer in obtaining a facility management agreement with

 Systematics Telecommunications, Inc. which shall include

 cellular billing capabilities reasonably similar to those terms and conditions currently set forth in the Systematics Agreement or at least reasonably in line with industry standards.



     5.4 SWAP of Cellular Properties. Upon Buyer's written

 election delivered to C-TEC and in consideration for amounts previously paid or contemplated to be paid to the appropriate member of the S,elling Group hereunder, C-TEC agrees to use its reasonable best efforts to assist Buyer in negotiating and

 completing a swap with United States Cellular Corporation

 ("USCC"), of USCC's Pennsylvania cellular properties for CP of

 I's Iowa cellular properties (the "Swap"). C-TEC agrees to

 provide any pertinent information it may have concerning the proposed Swap which is not inconsistent with any legal

 obligations or agreements C-TEC may have relative to USCC and the Swap. Further, C-TEC will make available for a reasonable time frame those C-TEC individuals and empIoyees who have

 knowledge to best assist Buyer with the proposed Swap. The

 Closing is not conditioned on the occurrence of the Swap.



     5.5 Certain Debt. Selling Group agrees that the principal

 amount and all accrued interest, penalties, late charges,

 release fees, prepayment fees, bank attorneys' fees and other charges on any debt (a) owed by ICCTC to Motorola, Inc.

 ("Motorola Debt"), (b) owed by PA5GP to Rural Finance Telephone

 Cooperative ("RFTC Debt"), (c) owed by CLNS to former partners of CLNS ("CLNS Debt"), shall be fully paid and satisfied as of the Closing Date by the Selling Group. To the extent the

 Motorola Debt, RFTC Debt and CLNS Debt is not fully satisfied,

 an amount equal to CP of I's or CCTS's, as the case may be, percentage of the Motorola Debt, RFTC Debt and

 CLNS Debt shall be included in the Working Capital Adjustment as a Current Liability as set forth in Section 1.7(a)(i)(C)(5).

 All other debt owed by the Companies or Partnerships to the other or to any member of the Selling Group or Affiliate

 thereof shall be satisfied on the Closing Date, and all debt owed by any member of the Selling Group, the Companies or the

 Partnership to the Companies or the Partnerships shall be

 satisfied in full on the Closing Date, unless approved by Buyer and reflected on the Working Capital Adjustment.



     5.6 Completion of Iowa Svstem. Prior to the Closing Date,

 Selling Group shall continue the construction of the IA System in accordance with the plans and schedules set forth on

 Schedule 5.6 attached hereto and made a part hereof. Such

 construction shall be completed in accordance with the

 standards, quality, guidelines and procedures customary in the industry and previously used by Selling Group in the

 construction of the System as a whole and such construction shall be lien free. Not in limitation of the foregoing, Buyer acknowledges Selling Group may purchase Motorola equipment and other used equipment and materials to complete the construction of the IA System. During the period commencing on February 4,

 1994 and continuing through the Closing Date ("Construction

 Period"), Selling Group shall expend $2,583,222 ("Construction

 Limit") in connection with capital expenditures and related capital costs in connection with the construction of the IA

 System. Any costs paid to affiliates of the Selling Group shall not be includable in the Construction Limit. During the

 Construction Period, Buyer shall have the option of requiring

 Selling Group to accelerate or slow down the construction of the IA System and Selling Group shall comply with the

 instructions of Buyer in connection therewith. If Selling Group expends less than the Construction Limit during the

 Construction Period, Buyer shall receive a Purchase Price

 reduction equal to the difference between the Construction

 Limit and the amounts actually expended by Selling Group in accordance with Schedule 5.6 or pursuant to the direction of

 Buyer. If Selling Group expends more than the Construction

 Limit during the Construction Period, Selling Group shall

 receive a credit at Closing equal to the difference between the amounts actually expended by Selling Group and the Construction

 Limit. Selling Group shall provide to Buyer all documentation reasonably requested by Buyer to evidence and verify the

 amounts actually spent by Selling Group during the Construction

 Period. Any amounts which cannot be verified shall not be

 included in the Construction Limit.



     5.7 Consent of Partners in the Partnerships. The

 Partnership Agreements and certain management agreements

 related thereto contain certain restrictions regarding either the (a) sale of stock in a corporation which owns a partnership interest in a Partnership, including restrictions with respect to PA3LP and the management agreement for PA5GP (a "Stock Sale

 Transfer") or (b) transfer of a partnership interest to an

 affiliate (as defined in such applicable Partnership Agreement)

 ("Affiliated Transfer"). Selling Group shall use its best

 efforts prior to the Closing to

 (i) obtain the consents of all unaffiliated partners in the

 Partnerships to the Stock Sale Transfers, (ii) obtain the

 consents of all unaffiliated partners in the Partnerships to an

 Affiliated Transfer as may be required or requested pursuant to an acquisition structure to be proposed by Buyer and (iii) if requested by Buyer, convert or assign all of CCTS' general

 partnership interest in NEPA, except for a 1% general

 partnership interest in NEPA, to CCTS' limited partnership

 interest. Selling Group shall also use its best efforts to

 obtain or assist Buyer in obtaining a waiver from unaffiliated partners in PA3LP and PA4LP with respect to any future rights of first refusal such partners may have in connection with

 transfers of interest by,~CTS in PA3LP and PA4LP. If Selling

 Group is unable, prior to Closing, to obtain the consents of all unaffiliated partners in PA3LP to the Stock Sale Transfers,

 Buyer shall receive a Purchase Price reduction equal to (X) the proportionate number of "pops" (pursuant to 1990 U.S. Census

 Data) owned by the Selling Group in any such Partnership

 (believed to be 37,070 in sector 1 and 9,637 in sector 2),

 multiplied by (Y) a per "pop" value of $180 ("Reduction

 Amount"). In addition, C-TEC and Selling Group shall continue to use their best efforts after the Closing to obtain the

 consents of all unaffiliated partners in PA3LP to the Stock

 Sale Transfers and if the receipt of same occurs within one hundred and eighty (180) days of the Closing, Buyer shall pay the Reduction Amount to Selling Group by wire transfer of same day funds. To the extent that the transfer of the PA3LP

 interest is retained by Selling Group, Selling Group shall

 provide Buyer with a right of first refusal (subject to the terms of the relevant Partnership Agreement) to purchase said interest. If Selling Group is unable to obtain the consents of the unaffiliated partners in PA5GP to the Stock Sale Transfers

 (i.e. to keep CCTS as the System Manager), Buyer shall be

 entitled to receive all termination payments and other amounts that may be due to CCTS in connection with the termination of the manaqement aqreement for PA5GP



     5.8 Partition of Certain Partnerships. Selling Group will

 use its best efforts to cause PA3LP and PA4LP (the "Partitioned

 RSAs") to be partitioned (collectively, the "Partitions") into two sectors as contemplated in the respective Partnership

 Agreements for such Partnerships prior to Closing. Selling

 Group will use its best efforts to obtain Final Approval for the Partitions on or prior to the Closing Date. Simultaneous with the Partitions, the Partnerships covering (a) sector 1 of both Partitioned RSAs shall be owned 100% by CCTS (or Buyer)

 and all other partners shall release and waive any claims in and to said partnerships and against CCTS as general partner and (b) sector 2 shall be created to reflect (in the case of

 PA3LP) CCTS's ownership interest and rights (and consents to transfer as contemplated in Section 5.7 hereof). If Final

 Approval for the Partition of PA4LP has not been obtained on or prior to the Closing Date, Buyer shall have the option of

 paying into an escrow ("Partition Escrow") a portion of the

 Purchase Price equal to $252,300, which is equal to (a) (i) the proportionate number of "pops" pursuant to 1990 U.S. Census

 Data to be owned by CCTS in PA4LP after the Partition (28,076),

 minus (ii) the proportionate number of "pops" pursuant to 1990

 U.S. Census

 Data that would be owned by CCTS in PA4LP if the Partition did not occur (26,396 or (95,147 x 27.742%)), multiplied by t2) a per ''popll value of $150, ("Partition Holdback"). The

 Partition Escrow shall be a joint order escrow and shall

 provide that the Partition Holdback, together with all accrued interest on such portion, will be (X) paid to Selling Group upon the granting of Final Approval for the Partition of PA4LP,

 or (Y) paid to Buyer upon the final rejection by the FCC of the petition requesting Final Approval for the Partition of PA4LP.





                               ARTICLE 6

              CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER



     The obligations of Buyer under this Agreement shall be

 subject to the satisfaction, on or prior to the Closing Date,

 of the conditions set forth below.



     6.1 No Misrepresentation or Breach of Covenants and

 Warranties. There shall have been no material breach by Selling

 Group in the performance of any of its covenants and agreements herein; each of the representations and warranties of Selling

 Group contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically

 permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer; and there shall have been delivered to Buyer a certificate or certificates to that effect, dated the Closing Date, signed on behalf of each member of Selling Group, by its President or any duly

 authorized officer, provided that the condition to Closing set forth in this Section 6.1 shall be deemed satisfied if the

 aggregate amount of any such breaches does not exceed the Due

 Diligence Threshold.



     6.2 Corporate Action. Each member of Selling Group shall

 have taken all corporate action necessary to approve the

 transactions contemplated by this Agreement prior to the

 execution of this Agreement, and, upon execution of this

 Agreement, Selling Group shall have furnished Buyer with

 certified copies of the resolutions adopted by the

 Stockholder(s) (where required) and Board of Directors of each member of Selling Group, in form and substance satisfactory to counsel for Buyer, in connection with such transactions.



     6.3 No Restraint or Litiqation. No action, suit,

 investigation or proceeding shall have been instituted and

 pending or threatened in writing by any third party,

 governmental or regulatory agency to restrain, prohibit or

 otherwise challenge the legality or validity of the

 transactions contemplated hereby.



        6.4 Necessary Actions, Consents and Permits. At the

 Closing, (i) Selling Group shall have obtained all thirdparty consents and approvals required for the transfer of the Shares and Assets to Buyer, including, without limitation, the

 consents and approvals required for the assignment to Buyer of the Contracts, (ii) the
 expiration of all waiting periods under the Hart-Scott-Rodino

 Act (the "HSR Termination") shall have occurred, (iii) the

 Final Approval (as defined below) of the FCC and the State

 Commissions for the transfer and assignment of the Licenses and

 Shares shall have been received, (iv) the consents to the Stock

 Sale Transfers contemplated in Section 5.7 shall have been

 received or Buyer shall have received a Purchase Price

 reduction and other amounts as set forth in Section 5.7, (v)

 the Intercompany Agreements other than those set forth on

 Schedule 4.6 shall be terminated without penalty or cost to any of the Companies or Partnerships, and (vi) the consents and estoppel letters of those landlords of Leased Real Property and other parties to'Contracts set forth on Schedule 6.4(vi) hereof shall have been obtained, provided that the condition to

 Closing in this Section 6.4(vi) shall be deemed satisfied if the failure to obtain any such consents and estoppels does not impair the acquisitions contemplated hereby in an amount in excess of the Due Diligence Threshold. For purposes hereof,

 "Final Approval" means that such consents shall no longer be subject to administrative or judicial appeal, review or

 reconsideration by the FCC or any State Commission.



     6.5 Completion of Due Diliqence. Buyer shall have completed its due diligence investigation described in Section 4.1 hereof to its full and complete reasonable satisfaction in its sole discretion, which shall be deemed to have occurred if Buyer,

 upon completion of its due diligence (not later than the

 Closing Date), has not learned any material defects relative to the transactions described hereby which in the aggregate are in excess of five percent (5%) of the Purchase Price ("Due

 Diligence Threshold") or, if Buyer does uncover defects in

 excess of the Due Diligence Threshold (a) said defects are

 cured at the Selling Group's expense within thirty (30) days of notice thereof from Buyer to Selling Group, or (b) in the case of any such defects with respect to the Seller Licenses,such defects are cured by Selling Group within the time period

 prescribed by the FCC and State Commissions. Provided, however,

 that it shall be a condition to Closing that all defects

 relative to the Seller Licenses be cured regardless of the

 materiality of such defects, unless otherwise agreed by Buyer and Selling Group. If Selling Group cannot cure any and all defects within the requisite time periods, then Buyer, in its sole and absolute discretion, may either extend the time period to cure such remaining defects, deduct the amount of the

 remaining uncured defects from the Purchase Price and proceed to Closing or terminate this Agreement, in which case, Buyer and Selling Group will execute a direction directing the

 Deposit Escrow Agent to return the Earnest Money Deposit,

 including accrued interest thereon to Buyer ! and this

 Agreement will terminate without penalty to any party (except for the wilful bad acts of Selling Group). Notwithstanding

 anything contained herein to the contrary, the provisions of this Section 6.5 shall not limit the right of Buyer to proceed to Closing and receive indemnification, or the obligation of

 Selling Group to provide indemnification, pursuant to the

 provisions of Article 9 hereof with respect to any defects

 uncovered by ~uyer in connection with its due diligence review or thereafter in amounts less than or greater than the Due

 Diligence Threshold, unless Buyer
 received a Purchase Price reduction in connection with such amounts at Closing, in which case Buyer shall not be entitled to indemnification with respect to such amounts pursuant to

 Article 9.



     6.6 Leqal Opinion. Buyer shall have received a reasonably

 satisfactory opinion from (a) Raymond Ostroski, Vice President and General Counsel to Selling Group, in form and substance reasonably satisfactory to counsel to Buyer, which opinion,

 shall include, without limitation, the representations and

 warranties made by Selling Group in Sections 2.1, 2.4 (to the best of such counsel's knowledge after a due and diligent

 inquiry), 2.5 (to the best of such counsel's knowledge after ,

 due and diligent inquiry), 2.7 and 2.20(b) and (c) (to the best of such counsel's knowledge after a due and diligent inquiry)

 and (ii) Becker ~ Madison, Selling Group's FCC counsel, in form and substance reasonably satisfactory to counsel to Buyer, that all consents, approvals, authorizations or orders of the FCC and other governmental authorities required to assign the

 Licenses, CCTS and ICCTC Shares to Buyer have been obtained,

 are valid and effective and are not subject to appeal, review or reconsideration and constitute the Final Approval of the

 FCC.



     6.7 Other Documentation. Buyer shall have received all of

 the documents and showings required to be delivered by Selling

 Group at the Closing pursuant to Section l.9(a) hereof or

 otherwise contained in Articles 4 or 5 herein, and such other documentation reasonably requested by counsel to Buyer and

 necessary and appropriate to complete the transactions

 contemplated hereby.





                            ARTICLE 7

         CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLING GROUP



     The obligations of Selling Group under this Agreement shall be subject to the satisfaction, on or prior to the Closing

 Date, of the conditions set forth below.



     7.1 No Misrepresentation or Breach of Covenants and

 Warranties. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements

 herein; each of the representations and warranties of Buyer contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the

 Closing Date except for change therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Selling Group or any transaction contemplated by this Agreement; and there shall have been

 delivered to Selling Group a certificate or certificates to such effect, dated the Closing Date, and signed on behalf of

 Buyer by its President or any duly authorized officer.



     7.2 Corporate Action. Buyer shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Buyer shall have furnished Selling Group with certified copies of resolutions adopted by the Board of

 Directors
 of Buyer, in form and substance satisfactory to counsel for

 Selling Group, in connection with such transactions.



     7.3 No Restraint or Litiqation. No action, suit or

 proceeding shall have been instituted and pending or threatened in writing by any third party or governmental agency to

 restrain, prohibit or otherwise challenge the legality or

 validity of the transactions contemplated hereby.



     7.4 Leqal Opinion. Selling Group shall have received a

 satisfactory opinion from Gould & Ratner, counsel to Buyer, in form and substance satisfactory to counsel to Selling Group opining to the representations and warranties made by Buyer in

 Sections 3.1 and 3.2.



     7.5 Other Documentation. Selling Group shall have received the payment of the Purchase Price as set forth in Section 1.7 hereof and all of the documents and showings required to be delivered by Buyer at the Closing pursuant to Section l.9(b)

 hereof or otherwise contained herein, and such other

 documentation reasonably requested by counsel to Selling Group and necessary and appropriate to complete the transactions

 contemplated hereby.





                          ARTICLE 8

                         TAX MATTERS



     8.1 Section 338(h)(10)Election. The parties acknowledge and agree that the purchase of the CCTS Shares and ICCTC Shares constitutes a "qualified stock purchase" for purposes of

 Section 338(d)(3) of the Code, and that Buyer intends to make an "express election" pursuant to Section 338(g) of the Code and the regulations promulg~ted thereunder with respect to the purchase of the CCTS Shares and ICCTC Shares. C-TEC represents and warrants to Buyer that it is now and at Closing will be qualified to make a valid election under Section 338(h)(10) of the Code with respect to such purchase. C-TEC, Selling Group and Buyer agree to join in making a valid election under

 Section 338(h)(10) of the Code with respect to the purchase of the CCTS Shares and ICCTC Shares within the time period

 prescribed by the Code. Buyer, C-TEC and Selling Group also agree to make the state law equivalent of the Section

 338(h)(10) election wherever such election is available within the time period prescribed by applicable state law. Buyer shall prepare Form 8023 and submit it to C-TEC and Selling Group for

 C-TEC and Selling Group's reasonable approval and for timely signing and filing with the appropriate governmental agency and

 C-TEC and Selling Group will provide Buyer with copies of all filings and correspondence related thereto. Buyer, C-TEC and

 Selling Group shall cooperate fully in timely making the

 election and filing under Section 338(h)(10) of the Code and similar available elections pursuant to applicable state and local laws. The parties agree to allocate the Purchase Price pursuant to the procedures in Section 1.7(d) hereof.

     8.2 Section 754 Election. To the extent a valid election

 under Section 754 of the Code is not in effect with respect to any Controlled Partnerships, CCTS will cause such election to be made pursuant to the Partnership Agreements of any such

 Controlled Partnerships, so that a valid election under Section

 754 of the Code may be made upon the filing of any such

 Partnership's next required tax return subsequent to the

 Closing ("Mandatory Elections"). To the extent a valid election under Section 754 of the Code is not in effect with respect to any Minority Partnerships, CCTS will use its best efforts to obtain, prior to the Closing, the necessary consents and

 approvals from the partners of any such Minority Partnershlps,

 with authority to cause such election to be made pursuant to the Partnership Agreements of any such Minority Partnerships,

 so that a valid election under Section 754 of the Code may be made upon the filing of any such Minority Partnership's next required tax return subsequent to the Closing, provided,

 however, that the failure to obtain such consents or make such elections in connection with the Minority Partnerships shall not be a condition to Closing.



     8.3 Tax Indemnity. Selling Group and C-TEC hereby jointly

 and severally agree, and C-TEC hereby agrees to cause the other members of the C-TEC consolidated Group, to indemnify and hold harmless Buyer, the Partnerships and the Companies from and against (a) any liability for federal, state and local income taxes, charges, fees, penalties, duties, levies or other

 assessments ("Taxes") of Selling Group, C-TEC, any other member of the C-TEC consolidated group, the Partnerships and the

 Companies applicable to periods ending on or prior to the

 Closing Date including without limitation amounts assessed,

 asserted or ultimately due and owing pursuant to the

 proceedings set forth on Schedule 2.11, (b) any liability for any Taxes attributable to the elections under Sections 338(g)

 or Section 338(h)(10) of the Code, or comparable provisions of state or local law, (c) any liability for any Taxes arising under Treas. Reg. Section 1.15026 or comparable provisions of state or local law, asserted or assessed against affiliated groups which included the Companies for all years prior to and including the Closing Date, and (d) any reasonable expenses incurred (including attorneys', accountants', and expert

 witness fees) in connection with any of the foregoing, provided that each party agrees to bear its own expenses in connection with the matters described in Sections 8.1 and 8.2, except

 expenses resulting from a breach by the other party of such provisions or matters covered by the fore~oing indemnities.



     8.4 Tax Proceedinqs. In the event that any of Buyer, the

 Companies, the Partnerships, any member of Selling Group, C-TEC or any of their Affiliates receives notice of any pending or threatened examination, claim, adjustment or other proceeding relating to Taxes for any period for which Selling Group or

 C-TEC is or may be liable hereunder, Buyer shall timely notify

 C-TEC in writing thereof, but in no event later than 30 days after the receipt of such notice. Selling Group and C-TEC shall promptly notify Buyer of any pending or threatened examination,

 claim, adjustment or other proceeding relating to Taxes for any peri~dfor which Selling Group, C-TEC or any member of the C-TEC consolidated
 group (including the Companies) is or may be liable hereunder which could have a material adverse effect on the Companies or the Partnerships and agree to keep Buyer advised of the status of such actions, as well as furnishing Buyer relevant material documentation relating thereto. As to any such Taxes for which

 Selling Group or any of the Companies or Partnerships or C-TEC

 or any of their Affiliates is or may be liable hereunder, C-TEC shall be entitled to control or settle the content of such

 examination, claim, adjustment or other proceedings, provided that any such settlement that adversely effects the Companies or Buyer shall only be completed with the prior written consent of Buyer. The parties shall cooperate with each other in good faith in the negotiation and settlement of any proceedings

 described in this Section 8.4. Each party will provide, or

 cause to be provided, to the other party any authorizations

 (including power of attorney) necessary to control any

 proceedings which such other party is entitled to control

 pursuant to this Section 8.4. Each party will provide, or cause to be provided, to the other party copies of all correspondence received from any taxing authority which relates to any

 liability for Taxes for any period for which such other party is or may be liable hereunder.



     8.5 Cooperation and Exchanqe of Information. Selling

 Group, C-TEC and Buyer agree to cooperate and exchange

 information as follows:



     (a) Except as otherwise provided herein, any amount to

 which a party is entitled under this Article 8 shall be

 promptly paid to such party by the party obligated to make such payment following written notice (together with reasonably

 detailed information describing the claim and the basis

 therefor) to the party so obligated that such amount is

 due hereunder:



     (b) Selling Group, C-TEC and Buyer shall (i) each provide

 the other, with such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any

 records or other information which may be relevant to such tax return, audit or examination, proceeding or determination, and

 (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer shall retain, and shall cause the

 Companies to retain, Selling Group and C-TEC shall retain,

 until thirty days after the expiration of the applicable

 statute of limitations, copies of all tax returns, supporting work schedules and other records or information which may be relevant to such tax returns for all tax periods of portions thereof ending before or including the Closing Date and shall not thereafter destroy or otherwise dispose of any~such records without first providing the other party with a reasonable opportunity to review and copy the same at such other party's expense;



     (c) Any information obtained pursuant to this Section 8.5

 shall be kept confidential, except as may be otherwise

 necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceedings;



     (d) Each party shall provide the cooperation

 and information required by this Section 8.5 at its own

 expense;



     (e) Selling Group, C-TEC and Buyer shall cooperate in the

 timely filing of any other returns or related information

 required to be filed in connection with the sale of the CCTS

 Shares and ICCTC Shares.



     8.6 Consent of Buyer. Except as set forth in Section 8.1,

 Selling Group and C-TEC shall not make, and shall not permit the Companies to make, any elections (or change any existing elections) with respect to Taxes of the Companies or Controlled

 Partnerships, without the prior written consent of Buyer, which consent will not be unreasonably withheld.



     8.7 Sellinq Group's Consolidated Return. Selling Group and

 C-TEC agree to timely file all consolidated or combined tax returns and respective state income tax returns for all periods ending on or prior to the Closing Date of any affiliated group which includes the Companies. All such returns will be prepared on a basis consistent with the basis on which similar returns were prepared for prior periods and will be true and correct in all material respects. All Taxes owing with respect to such returns will be timely paid.



     8.8 Effective Date for Partnership Allocations and

 Distributions.



     (a) The parties will cause the financial books and records of the Partnerships to be closed as close as possible to the

 Closing Date to in effect reflect two short years, one from

 January 1, 1994 to the Closing Date and the other from the

 Closing Date to December 31, 1994. Buyer and Selling Group

 acknowledge and agree that all allocations of profits, losses or other such items under the Partnership Agreements (including all allocations of profits, losses and other such items under the Partnership Agreements which relate to the sale or other disposition of any capital asset or property described in

 Section 1231(b) of the Code), shall be allocated to Selling

 Group if such profits, losses or other such items relate solely to the period prior to the Effective Date and shall be

 allocated to Buyer if such profits, losses or other such items relate solely to the period subsequent to the Effective Date.



     (b) All calculations and determinations for the Closing

 Fiscal Year of ordinary income and loss and the gain or loss from the sale or disposition of capital assets shall be made by each Partnership's independent certified public accounting firm

 (subject to the review and approval of Buyer's independent

 certified public accounting firm) on the basis of each

 Partnership's past practices, consistently applied, and such calculations and determinations shall be final and binding on

 Selling Group and Buyer, and the cost thereof shall be borne by each respective Partnership.



     (c) From and after the Effective Date, all distributions

 made by the Partnerships in respect of the Partnership

 Interests of CCTS shall be for the account of Buyer whether such distribution relates to profits earned prior to the

 Effective Date or otherwise.



     (d) Selling Group agrees that if any Partnership

 distributes any cash directly to Selling Group which cash

 distribution was intended to be or should have been made to

 CCTS, then Selling Group shall promptly forward such

 distribution to CCTS.



     8.9 Accountinq Transition. After the Closing, the parties

 shall cooperate as reasonably necessary to effect a smooth

 accounting transition of the Companies and Controlled

 Partnerships to Buyer's accountants and agents. The parties will cause the financial books and records of the Companies to be closed as close as possible to the Closing Date to in effect reflect two short years, one from January 1, 1994 to the

 Closing Date and the other from the Closing Date to December

 31, 1994. Accounting methods shall be used in closing such

 books which shall be consistent with those methods used in

 prior years and which do not have the effect of distorting

 income or expenses, except that state, local and other taxes based on items other than income or sales shall be computed for the twelve (12) months beginning January 1, 1994 and separately calculated for the different short years.





                           ARTICLE 9

                       INDEMNIFICATION



     9.1 Indemnification bv Sellinq Group and C-TEC.

 Notwithstanding any investigation by Buyer or the occurrence of the Closing, Selling Group and C-TEC, jointly and severally,

 together with their respective successors and assigns, shall indemnify and hold Buyer, its shareholders, directors,

 officers, employees, agents, lenders and its and their

 respective successors, assigns, partners, heirs and personal representatives harmless from, against or in respect of the aggregate of all Indemnifiable Damages of Buyer. For this

 purpose, the term "Indemnifiable Damages" of Buyer means the aggregate of any and all damage, loss, deficiency, liability,

 expense (including, but not limited to, any reasonable

 attorney's fees, expert witness fees, court costs and

 expenses), action, suit, proceedings, demand, settlement,

 assessment or judgment to or against Buyer arising out of or in connection with: